EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO
PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of March 11, 2022, by and among DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company (together with Dairyland, the “Borrowers”), THE CHEFS’ WAREHOUSE, INC., a Delaware corporation (“Holdings”), the other Loan Parties party hereto, the Lenders party hereto and BMO Harris Bank N.A. (“BMO”), as administrative agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings and the other Loan Parties party thereto have entered into
(x)that certain Credit Agreement, dated as of June 29, 2018 (as amended by the First Amendment to Credit Agreement, dated as of November 18, 2019, and the Second Amendment to Credit Agreement, dated as of February 24, 2021, and as otherwise amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrowers, Holdings, the other Loan Parties party thereto, certain Lenders party thereto and the Agent and (y) that certain ABL Pledge and Security Agreement, dated as of June 29, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the “Existing Security Agreement”), by and among the Borrowers, Holdings, the other Loan Parties party thereto and the Agent;

WHEREAS, pursuant to and in accordance with Section 9.02 of the Existing Credit Agreement, the Borrowers have requested that the Lenders amend, and all of the Lenders under the Existing Credit Agreement on the Third Amendment Effective Date (as defined below) party hereto (the “Third Amendment Consenting Lenders”) have agreed to so amend, the Existing Credit Agreement and the Existing Security Agreement in the manner set forth in Section 2 hereof to, among other things, (i) extend the existing Maturity Date (as defined in the Existing Credit Agreement), (ii) increase the existing Aggregate Commitments and (iii) amend certain other provisions of the Existing Credit Agreement and the Existing Security Agreement; and

WHEREAS, the Agent and the Third Amendment Consenting Lenders are willing, on the terms and subject to the conditions set forth below, to enter into the amendments, modifications and agreements set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement, as amended hereby (the “Amended Credit Agreement”) and, if not defined therein, such terms shall have the meanings ascribed thereto in the Existing Security Agreement, as amended hereby (the “Amended Security Agreement”).

2.Amendments. Subject to the satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the conditions precedent set forth in Section 5 below:

a.The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example:

US-DOCS\129454251.14

underlined text) as set forth in the Amended Credit Agreement attached hereto as Annex A.

b.The Schedules to the Existing Credit Agreement are hereby amended and restated in their entirety with the Schedules to the Amended Credit Agreement attached hereto as Annex B.

c.The definition of “Cash Dominion Period” in the Existing Security Agreement is hereby amended and restated in its entirety to read as follows:

“Cash Dominion Period” shall mean any period of time, at the election of the Administrative Agent or at the direction of the Required Lenders, (a) when an Event of Default has occurred and is continuing or (b) commencing with the date on which Availability is less than the greater of 10% of the Line Cap and
$14,000,000 for five (5) consecutive Business Days, and continuing until such subsequent date as when the Availability has exceeded the greater of 10% of the Line Cap and $14,000,000 for thirty (30) consecutive days.

d.Section 3.10 of the Existing Security Agreement is hereby amended and restated in its entirety to read as follows:

3.10 Intellectual Property. Such Grantor does not have any interest in, or title to, any issued, registered or applied for Patent, Trademark or Copyright with the United States Copyright Office, the United States Patent and Trademark Office, or an equivalent foreign governmental authority (excluding any intent to use Trademark applications currently filed or filed in the future with the United States Patent and Trademark Office for which a statement of use under 15 U.S.C. § 1051(d) or amendment to allege use under 15 U.S.C. § 1051(c) has not yet been filed and accepted, to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application under applicable law), except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and confirmatory grants of security interest with respect to such Grantor’s issued, registered or applied for Patents, Trademarks and Copyrights with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, fully perfected first priority security interests (subject to the Intercreditor Agreement and excluding Copyrights registered to Allen Brothers, Inc. which are not material to the conduct of any Grantor’s business) in favor of the Administrative Agent on such Grantor’s U.S. Patents, U.S. Trademarks and
U.S. Copyrights; provided however, that additional filings may be necessary to perfect the Administrative Agent’s security interest in any Patents, Trademarks or Copyrights acquired after the date hereof, and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor.

e.Exhibits A, B, C, D, G, H and J to the Existing Security Agreement are hereby amended and restated in their entirety with the Exhibits to the Amended Security Agreement attached hereto as Annex C.

3.Representations and Warranties. In order to induce the Third Amendment Consenting Lenders and the Agent to enter into this Amendment, each Loan Party represents and warrants that the following statements are true and correct on the date hereof:

(a)each of the representations and warranties contained in the Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Third Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on and as of such earlier date;

(b)the transactions contemplated by this Amendment are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders;

(c)this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d)the transactions contemplated by this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (ii) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or the assets of any Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents, or subject to the Intercreditor Agreement or the Term Loan Documents;

(e)as of the date hereof and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(f)as of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification previously delivered by each Borrower to the Administrative Agent, if any, is true and correct in all respects.

4.Departing Lender.

(a)Wells Fargo Bank, National Association (the “Departing Lender”) is entering into this Amendment solely to evidence its exit from the Credit Agreement. Upon the effectiveness hereof and the payment described in Section 4(b)(ii), the Departing Lender shall no longer (i) constitute a “Lender” for any purpose under the Loan Documents, (ii) be a party to the Credit Agreement and (iii) have any obligations under any of the Loan Documents, in each case, without further action required on the part of any Person; and

(b)Upon the effectiveness hereof: (i) the Departing Lender’s “Commitment” under the Credit Agreement shall be terminated, (ii) the Departing Lender shall have received payment in full in immediately available funds of all of its Loans, all interest thereon and all other amounts payable to it under the Credit Agreement, (iii) the Departing Lender shall not be a Lender under the Credit Agreement as evidenced by its execution and delivery of its signature page hereto (provided, however, that the Departing Lender shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement to the extent provided in the Credit Agreement) and (iv) the defined term “Lenders” in the Credit Agreement shall exclude the Departing Lender.

5.Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver in accordance with Section 9.02 of the Existing Credit Agreement) of the following conditions (the date on which all such conditions are so satisfied or waived is referred to herein as the “Third Amendment Effective Date”):

(a)the Agent shall have received a certificate, dated the Third Amendment Effective Date, executed by the President, a Vice President or a Financial Officer of the Borrower Representative, certifying that, on the Third Amendment Effective Date, (i) the representations and warranties contained in this Amendment and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) on such earlier date; (ii) on the Third Amendment Effective Date and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (iii) this Amendment is effected in accordance with the terms of the Term Loan Documents and the Intercreditor Agreement;

(b)Holdings and the Borrowers shall have paid to the Agent all fees, costs and expenses due and payable under this Amendment (including under Section 9 hereof) to the extent invoiced at least one Business Day prior to the Third Amendment Effective Date;

(c)the Agent shall have received counterparts of this Amendment duly executed by Holdings, the Borrowers, each other Loan Party, the Agent and each Lender under the Existing Credit Agreement (including the Departing Lender);

(d)the Agent and each Third Amendment Consenting Lender shall have received, at least two Business Days prior to the Third Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering laws, including, without limitation, the USA Patriot Act and the Beneficial Ownership Regulation, to the extent requested at least four Business Days prior to the Third Amendment Effective Date;

(e)the Agent shall have received a certificate (in form reasonably satisfactory to the Agent) with respect to each Loan Party signed by the secretary or other Authorized Officer of such Loan Party and attaching and certifying to the accuracy of (i) the articles or certificate of organization or formation (or any comparable charter documents) of such Loan Party, (ii) the bylaws, operating agreements or other governing documents of such Loan Party, (iii) resolutions or consents of the governing bodies of such Loan Party, (iv) incumbencies evidencing the identity, authority and capacity of each Authorized Officer of such Loan Party authorized to act in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party upon the Third Amendment Effective Date and (v) a certificate of good standing (or comparable certificate) with respect to such Loan Party issued by the secretary of state (or comparable government authority) of the jurisdiction of organization of such Loan Party or, in the case of clauses (i), (ii), (iii) or (iv), such secretary or other Authorized Officer shall certify that no changes have been made to such documents as have been previously delivered to the Agent;

(f)the Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders (but not the Departing Lender) and dated the Third Amendment Effective Date) of each of (x) Shearman & Sterling LLP, counsel for the Loan Parties, (y) Angelo & Banta, P.A., special Florida counsel for the Loan Parties, and (z) Garvey, P.C., special Washington counsel for the Loan Parties, in each case, in form and substance reasonably acceptable to the Agent;

(g)the Agent shall have received results, in each case reasonably satisfactory to the Agent, of UCC, tax lien, judgment, IP and other search results naming each Loan Party from the appropriate offices in relevant jurisdictions; and

(h)the Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of January 31, 2022.

6.GOVERNING LAW AND WAIVER OF JURY TRIAL.

(a)This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).

(b)To the fullest extent permitted by applicable law, each Loan Party hereby irrevocably submits to the exclusive jurisdiction of any New York State court or federal court sitting in the County of New York and the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions of this Amendment and irrevocably agree that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to the address set forth in, or provided pursuant to, Section 9.01 of the Amended Credit Agreement. Each Loan Party hereby waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Existing Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

(e)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT, THE AMENDED SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Third Amendment Effective Date. Except as provided in Section 5, this Amendment shall become effective when it shall have been executed and delivered by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.Reference to and Limited Effect on the Existing Credit Agreement, Existing Security Agreement and the Other Loan Documents.

(a)On and after the Third Amendment Effective Date, (I)(x) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and (y) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (II)(x) each reference in the Amended Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Security Agreement, and (y) each reference in the other Loan Documents to the “Security Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Existing Security Agreement shall mean and be a reference to the Amended Security Agreement.

(b)Except as specifically amended by this Amendment, the Existing Credit Agreement, the Existing Security Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or the Lenders under, the Amended Credit Agreement, the Amended Security Agreement or any of the other Loan Documents.

(d)Each Loan Party hereby (i) ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Existing Credit Agreement, the Existing Security Agreement and the other Loan Documents and (ii) acknowledges, ratifies and confirms that such liabilities, obligations and agreements constitute valid and existing Obligations under the Amended Credit Agreement and the Amended Security Agreement, in each case, to the extent such Loan Party is a party thereto. In addition, each Loan Party hereby ratifies, confirms and reaffirms (i) the liens and security interests granted, created and perfected under the Collateral Documents and any other Loan Documents and (ii) that each of the Collateral Documents to which it is a party remains in full force and effect notwithstanding the effectiveness of this Amendment. Without limiting the generality of the foregoing, each Loan Party further agrees (A) that any reference to “Obligations” contained in any Collateral Documents shall include, without limitation, the “Obligations” (as such term is defined in the Amended Credit Agreement) and (B) that the related guarantees and grants of security contained in such Collateral Documents shall include and extend to such Obligations. This Amendment shall not constitute a modification of the Existing Credit Agreement or the Existing Security Agreement, except as specified under Section 2 hereto, or a course of dealing with the Agent or any Lender at variance with the Existing Credit Agreement or Existing Security Agreement, as applicable, such as to require further notice by the Agent or any Lender to require strict compliance with the terms of the Amended Credit Agreement, the Amended Security Agreement and the other Loan Documents in the future, except as expressly set forth herein. This Amendment contains the entire agreement among the Loan Parties and the Third Amendment Consenting Lenders contemplated by this Amendment. No Loan Party has any knowledge of any challenge to the Agent’s or any Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents. The Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations, or otherwise with respect to the Existing Credit Agreement, the Existing Security Agreement or any other Loan Document, or to constitute a mutual departure from the strict terms, provisions and conditions of the Existing Credit Agreement, the Existing Security Agreement or any other Loan Document other than with respect to the amendments set forth in Section 2 hereof, or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.

(e)Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the amendment of the Existing Credit Agreement and the Existing Security Agreement effected pursuant to this Amendment.

(f)Each Loan Party that is not a Borrower acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement, the Existing Security Agreement or any other Loan Document to consent to the amendments to the Existing Credit Agreement and the Existing Security Agreement effected pursuant to this Amendment and (ii) nothing in the Amended Credit Agreement, the Amended Security Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement or the Amended Security Agreement.

(g)The parties hereto acknowledge and agree that, for all purposes under the Amended Credit Agreement, the Amended Security Agreement and the other Loan Documents, this Amendment constitutes a “Loan Document” under, and as defined in, the Amended Credit Agreement.

9.Expenses. The Borrowers and Holdings agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, all attorney costs, to the extent and as provided in Section 9.03(a) of the Existing Credit Agreement.

10.Severability. Any provision of any this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

12.Conflicts. In the event of any conflict between the terms of this Amendment and the terms of the Amended Credit Agreement, the Amended Security Agreement or any of the other Loan Documents, the terms of this Amendment shall govern.

ANNEX A

AMENDED CREDIT AGREEMENT

(See attached).

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of June 29, 2018
as amended by the First Amendment to Credit Agreement, dated as of November 18, 2019, the Second Amendment to Credit Agreement, dated as of February 24, 2021, and the Third Amendment to Credit Agreement, dated as of March 11, 2022 among

CHEFS’ WAREHOUSE PARENT, LLC and DAIRYLAND USA CORPORATION,
each as a Borrower,

THE CHEFS’ WAREHOUSE, INC.,
THE CHEFS’ WAREHOUSE MID-ATLANTIC, LLC, BEL CANTO FOODS, LLC,
THE CHEFS’ WAREHOUSE WEST COAST, LLC, THE CHEFS’ WAREHOUSE OF FLORIDA, LLC, MICHAEL’S FINER MEATS, LLC,
MICHAEL’S FINER MEATS HOLDINGS, LLC, THE CHEFS’ WAREHOUSE MIDWEST, LLC, FELLS POINT HOLDINGS, LLC,
and
the Other Loan Parties Party Hereto, as Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders, and
BMO HARRIS BANK N.A.,
as Administrative Agent and Swingline Lender

BMO CAPITAL MARKETS AND JPMORGAN CHASE BANK, N.A.,
as Joint Arrangers and Joint Bookrunners

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TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS    1
SECTION 1.01 Defined Terms    1
SECTION 1.02 Classification of Loans and Borrowings    38
SECTION 1.03 Terms Generally    38
SECTION 1.04 Accounting Terms; GAAP    39
SECTION 1.05 Pro Forma Calculations    39
SECTION 1.06 Status of Obligations    40
SECTION 1.07 Divisions    40
SECTION 1.08 Interest Rates    40
ARTICLE II. THE CREDITS    41
SECTION 2.01 Commitments    41
SECTION 2.02 Loans and Borrowings    41
SECTION 2.03 Requests for Revolving Borrowings    41
SECTION 2.04 Protective Advances    42
SECTION 2.05 Swingline Loans and Overadvances    43
SECTION 2.06 Letters of Credit    44
SECTION 2.07 Funding of Borrowings    49
SECTION 2.08 Interest Elections    49
SECTION 2.09 Termination and Reduction of Commitments; Increase in Commitments    50
SECTION 2.10 Repayment of Loans; Evidence of Debt    52
SECTION 2.11 Prepayment of Loans    53
SECTION 2.12 Fees    53
SECTION 2.13 Interest    54
SECTION 2.14 Inability to Determine Rates; Effect of Benchmark Transition;
Illegality    55
SECTION 2.15 Increased Costs    57
SECTION 2.16 Break Funding Payments    58
SECTION 2.17 Withholding of Taxes; Gross-Up    59
SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs    62
SECTION 2.19 Mitigation Obligations; Replacement of Lenders    65
SECTION 2.20 Defaulting Lenders    65
SECTION 2.21 Returned Payments    67
SECTION 2.22 Banking Services and Swap Agreements    67
ARTICLE III. REPRESENTATIONS AND WARRANTIES    68
SECTION 3.01 Organization; Powers    68
SECTION 3.02 Authorization; Enforceability    68
SECTION 3.03 Governmental Approvals; No Conflicts    68
SECTION 3.04 Financial Condition; No Material Adverse Change    68
SECTION 3.05 Properties    69
SECTION 3.06 Litigation and Environmental Matters    69
SECTION 3.07 Compliance with Laws and Agreements    69
SECTION 3.08 Investment Company Status; Margin Stock    69
SECTION 3.09 Taxes    70

SECTION 3.10 ERISA    70
SECTION 3.11 Disclosure    70
SECTION 3.12 Material Agreements    70
SECTION 3.13 Solvency    70
SECTION 3.14 Insurance    71
SECTION 3.15 Capitalization and Subsidiaries    71
SECTION 3.16 Security Interest in Collateral    71
SECTION 3.17 Employment Matters    71
SECTION 3.18 Nature of Business; Permits and Licenses; Tradenames    72
SECTION 3.19 Location of Bank Accounts    72
SECTION 3.20 Notices from Farm Products Sellers    72
SECTION 3.21 Customers and Suppliers    72
SECTION 3.22 Affiliate Transactions    73
SECTION 3.23 Common Enterprise    73
SECTION 3.24 FDA Matters    73
SECTION 3.25 Anti-Corruption Laws and Sanctions    74
SECTION 3.26 USA PATRIOT Act and Beneficial Ownership Regulation    74
SECTION 3.27 Affected Financial Institutions    74
ARTICLE IV. CONDITIONS    74
SECTION 4.01 Effective Date    74
SECTION 4.02 Each Credit Event    76
ARTICLE V. AFFIRMATIVE COVENANTS    77
SECTION 5.01 Financial Statements and Other Information    77
SECTION 5.02 Notices of Material Events    81
SECTION 5.03 Existence; Conduct of Business    81
SECTION 5.04 Payment of Obligations    82
SECTION 5.05 Maintenance of Properties    82
SECTION 5.06 Books and Records; Inspection Rights    82
SECTION 5.07 Compliance with Laws and Material Contractual Obligations    82
SECTION 5.08 Use of Proceeds    83
SECTION 5.09 [Intentionally Omitted]    83
SECTION 5.10 Insurance    83
SECTION 5.11 Casualty and Condemnation    83
SECTION 5.12 Appraisals    83
SECTION 5.13 Depository Banks    84
SECTION 5.14 Additional Collateral; Further Assurances    84
SECTION 5.15 Farm Products    85
ARTICLE VI. NEGATIVE COVENANTS    86
SECTION 6.01 Indebtedness    87
SECTION 6.02 Liens    90
SECTION 6.03 Fundamental Changes    91
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions    92
SECTION 6.05 Asset Sales    94
SECTION 6.06 Sale and Leaseback Transactions    95
SECTION 6.07 Swap Agreements    95
SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness    95
SECTION 6.09 Transactions with Affiliates    96

SECTION 6.10 Restrictive Agreements    97
SECTION 6.11 Amendment of Material Documents    97
SECTION 6.12 Fixed Charge Coverage Ratio    97
ARTICLE VII. EVENTS OF DEFAULT    98
ARTICLE VIII. THE ADMINISTRATIVE AGENT    101
SECTION 8.01 Appointment    101
SECTION 8.02 Rights as a Lender    101
SECTION 8.03 Duties and Obligations    101
SECTION 8.04 Reliance    102
SECTION 8.05 Actions through Sub-Agents    102
SECTION 8.06 Resignation    102
SECTION 8.07 Non-Reliance    103
SECTION 8.08 Other Agency Titles    104
SECTION 8.09 Not    Partners    or    Co-Venturers;    Administrative    Agent    as
Representative of the Secured Parties    104
SECTION 8.10 Flood Laws    104
SECTION 8.11 ERISA Related Provisions    104
SECTION 8.12 Recovery of Erroneous Payments    105
ARTICLE IX. MISCELLANEOUS    106
SECTION 9.01 Notices    106
SECTION 9.02 Waivers; Amendments    108
SECTION 9.03 Expenses; Indemnity; Damage Waiver    110
SECTION 9.04 Successors and Assigns    112
SECTION 9.05 Survival    115
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution    116
SECTION 9.07 Severability    116
SECTION 9.08 Right of Setoff    116
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process    117
SECTION 9.10 WAIVER OF JURY TRIAL    117
SECTION 9.11 Headings    117
SECTION 9.12 Confidentiality    117
SECTION 9.13 Several Obligations; Nonreliance; Violation of Law    118
SECTION 9.14 USA PATRIOT Act and Beneficial Ownership Regulation    119
SECTION 9.15 Disclosure    119
SECTION 9.16 Appointment for Perfection    119
SECTION 9.17 Interest Rate Limitation    119
SECTION 9.18 No Advisory or Fiduciary Responsibility    119
SECTION 9.19 Marketing Consent    120
SECTION 9.20 Intercreditor Agreement    120
SECTION 9.21 Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    120
SECTION 9.22 Acknowledgement Regarding any Supported QFCs    121
ARTICLE X. LOAN GUARANTY    121
SECTION 10.01 Guaranty    121
SECTION 10.02 Guaranty of Payment    121
SECTION 10.03 No Discharge or Diminishment of Loan Guaranty    122

SECTION 10.04 Defenses Waived    122
SECTION 10.05 Rights of Subrogation    123
SECTION 10.06 Reinstatement; Stay of Acceleration    123
SECTION 10.07 Information    123
SECTION 10.08 Termination    123
SECTION 10.09 Taxes    123
SECTION 10.10 Maximum Liability    123
SECTION 10.11 Contribution    124
SECTION 10.12 Liability Cumulative    124
SECTION 10.13 Keepwell    125
ARTICLE XI. THE BORROWER REPRESENTATIVE    125
SECTION 11.01 Appointment; Nature of Relationship    125
SECTION 11.02 Powers    125
SECTION 11.03 Employment of Agents    125
SECTION 11.04 Notices    125
SECTION 11.05 Successor Borrower Representative    126
SECTION 11.06 Execution of Loan Documents    126
SECTION 11.07 Reporting    126

SCHEDULES:

Commitment Schedule
Schedule 3.05    –    Properties; Collateral Locations Schedule 3.06    –    Litigation and Environmental Matters Schedule 3.12    –    Material Agreements
Schedule 3.14    –    Insurance
Schedule 3.15    –    Capitalization and Subsidiaries Schedule 3.18    –    Tradenames
Schedule 3.19    –    Bank Accounts Schedule 3.22    –    Affiliate Transactions Schedule 6.01    –    Existing Indebtedness Schedule 6.02    –    Existing Liens Schedule 6.04    –    Existing Investments Schedule 6.10    –    Existing Restrictions

EXHIBITS:

Exhibit A    –    Form of Assignment and Assumption Exhibit B    –    [Intentionally Omitted]
Exhibit C    –    [Intentionally Omitted] Exhibit D    –    List of Closing Documents
Exhibit E    –    Form of Compliance Certificate Exhibit F    –    Joinder Agreement
Exhibit G-1    –    U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2    –    U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3    –    U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4    –    U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H    –    Form of Borrowing Base

CREDIT AGREEMENT dated as of June 29, 2018 (as amended by the First Amendment to Credit Agreement, dated as of November 18, 2019, the Second Amendment to Credit Agreement, dated as of February 24, 2021, and the Third Amendment to Credit Agreement, dated as of March 11, 2022 (as it may be further amended or modified from time to time, this “Agreement”) among CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company (“CW Parent”), and DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), as Borrowers, the other Loan Parties party hereto, the Lenders party hereto, and BMO HARRIS BANK N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I. DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“1.875% Convertible Notes” means the 1.875% Convertible Senior Notes due 2024 issued by Holdings pursuant to an Indenture dated as of November 22, 2019, between Holdings and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended in accordance with its terms).

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Adjusted Term SOFR” means, with respect to any Interest Period, an interest rate per annum equal to the sum of (i) Term SOFR plus (ii) 0.10% (10 basis points) for a one-month Interest Period, 0.15% (15 basis points) for a three-month Interest Period, and 0.25% (25 basis points) for a six-month Interest Period; provided, that if Adjusted Term SOFR so determined shall be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means BMO Harris Bank N.A., in its capacity as administrative agent for the Lenders hereunder and any successor Administrative Agent appointed pursuant to the terms of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent 66 2/3% or more of the voting Equity Interests of such Foreign Subsidiary being pledged to support the Secured Obligations could reasonably be expected to cause a Deemed Dividend Issue.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

1

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Third Amendment Effective Date, the Aggregate Commitment is $200,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposures of all the Lenders.

“Agreement” has the meaning ascribed to it in the preamble.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any Affiliate of any Borrower from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrowers or any Domestic Subsidiary of its Equity Interests in an Affected Foreign Subsidiary or its Equity Interests in a FSHCO.

“Applicable Rate” means, for any day, with respect to any SOFR Loan or any Base Rate Loan, as the case may be, the applicable rate per annum set forth below under the caption “SOFR Spread” or “Base Rate Spread”, as the case may be, based upon the Average Availability for the immediately preceding Fiscal Quarter; provided that, for the first Fiscal Quarter ending after the Third Amendment Effective Date, the “Applicable Rate” shall be determined as if Category 1 was applicable:

	Average Availability:	SOFR Spread	Base Rate Spread
Category 1:	> 40%	1.25%	0.50%
Category 2:	≤ 40%	1.50%	0.75%

For purposes of the foregoing, the Applicable Rate shall be determined as of the first day of each Fiscal Quarter, based upon the Average Availability for the immediately preceding Fiscal Quarter; provided that the Average Availability shall be deemed to be in Category 2 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the Borrowing Base Certificates (including any required financial information in support thereof) required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificates (and required information) are so delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Loan Party, the chief executive officer, the president, a Financial Officer or any other officer of such Loan Party with responsibility for the administration of the relevant portion of this Agreement.

“Availability” means, at any time, an amount equal to (a) the Line Cap minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” means the period from and including the Third Amendment Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed (but not then-reinstated) from the definition of “Interest Period” pursuant to clause (b)(iv) of Section 2.14.

“Average Availability” means for any period, the average daily amount of Availability during such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO from time to time as its prime rate for such day (with any change in such rate announced by BMO taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the sum of (i) Adjusted Term SOFR for a one-month tenor in effect on such day plus (ii) 1.00%. Any change in the Base Rate due to a change in the prime rate, the Federal Funds Rate or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 2.14, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that if the Base Rate as so determined shall be less than the Floor, then the Base Rate shall be deemed to be the Floor.

“Base Rate Borrowing” means a Borrowing that accrues interest based on the Base Rate.

“Base Rate Loan” means a Loan that accrues interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to, and in accordance with, Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and
(ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)

announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark in accordance with Section 2.14.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BMO” means BMO Harris Bank N.A.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, CW Parent and Dairyland.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, (b) Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, (c) a Swingline Loan, (d) a Protective Advance and (e) an Overadvance.

“Borrowing Base” means, at any time, the sum of (a) 90% of Eligible Accounts of the Loan Parties (other than Holdings) at such time plus (b) the lesser of (i) 75% of the Eligible Inventory of the Loan Parties (other than Holdings) at such time, valued at the lower of cost or market value, determined on a first-in- first-out basis and (ii) the product of 90% multiplied by the Net Orderly Liquidation Value (expressed as a percentage) identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Eligible Inventory of the Loan Parties (other than Holdings), valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (c) Reserves. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g) (or, prior to the delivery of the initial Borrowing Base Certificate pursuant to Section 5.01(g), the Borrowing Base Certificate delivered pursuant to Section 4.01(g)), as adjusted to give effect to Reserves determined in the Permitted Discretion of the Administrative Agent following such delivery.

Notwithstanding the foregoing, no assets acquired by the Loan Parties pursuant to any Permitted Acquisition shall be included in the calculation of the Borrowing Base until such time as a Field Exam (and, if required by the Administrative Agent, an Inventory appraisal) shall have been completed with respect to such assets, in each case, to the reasonable satisfaction of the Administrative Agent, including the establishment of Reserves required in the Administrative Agent’s Permitted Discretion; provided that, Eligible Accounts and Eligible Inventory acquired pursuant to any Permitted Acquisition but for which no Inventory appraisal or no Field Exam has been completed may be included in the Borrowing Base, so long as (i) the aggregate amount of such acquired assets included in the Borrowing Base shall not at any time exceed 10% of the Borrowing Base (calculated without the inclusion of such acquired assets). For purposes of clarity, any such Eligible Accounts and Eligible Inventory included in the Borrowing Base pursuant to the proviso of the immediately preceding sentence shall be subject to all future appraisals and Field Exams conducted pursuant to Section 5.06 or Section 5.12, as applicable, after the acquisition thereof.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit H or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day this is not a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to remain closed.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, in each case, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Dominion Period” has the meaning assigned to such term in the Security Agreement.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than (i) Christopher Pappas, John Pappas, Dean Facatselis or Kay Facatselis (collectively, the “Permitted Holders”), (ii) the officers, directors or management of Holdings as of the Effective Date or (iii) any corporation, limited liability company or partnership owned and controlled directly or directly by any Person or Persons described in clauses (i) and (ii), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or (b) Holdings shall cease to own and control all of the outstanding Equity Interests of any of the Borrowers on a fully diluted basis.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or
(c)the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances or Overadvances.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Syndication Agent” means each of JPMCB and Bank of America, N.A. in its capacity as co- syndication agent for the credit facility evidenced by this Agreement.

“Collateral” means any and all property owned by a Person that is covered by or purported to be covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations;

provided that “Collateral” shall not include any Excluded Assets or, for the avoidance of doubt, any of the Equity Interests in, or property or assets of, the Excluded Subsidiary.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any short form intellectual property security agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, Protective Advances and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” means a certificate of a Financial Officer of Holdings in substantially the form of Exhibit E or such other form which is approved by the Administrative Agent from time to time in its reasonable discretion.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower Representative) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent

(in consultation with the Borrower Representative) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Springing Date” means March 24, 2024; provided that, if the “Term Loan Obligations Payment Date” (as defined in the Intercreditor Agreement) has occurred or the earliest “Maturity Date” under (and as defined in) the Term Loan Agreement (or words of similar import reflecting a maturity date under any amendment, restatement or replacement of the Term Loan Agreement) cannot occur prior to December 1, 2024, then “Convertible Springing Date” shall be deemed to be September 1, 2024.

“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 252.82(b);

(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.
§ 47.3(b); or

(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.22.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“CW LV Real Estate” means CW LV Real Estate LLC, a Delaware limited liability company.

“CW Parent” has the meaning ascribed to it in the preamble.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or
(ii)if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the Term SOFR Administrator on the Term SOFR Administrator’s website.

“Dairyland” has the meaning ascribed to it in the preamble.

“Dairyland HP” means Dairyland HP LLC, a Delaware limited liability company.

“Dairyland HP Facility” means the premises at 200-240 Food Center Drive, Bronx, New York.

“Deemed Dividend Issue” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to Holdings or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing materially adverse tax consequences to Holdings or such parent Domestic Subsidiary, in each case as determined by the Borrower Representative in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a (i) Bankruptcy Event or (ii) Bail-In Action.

“Dilution Percent” means the percent, determined as of the most recently received Field Exams, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.

“Dilution Reserve” means, at any date of determination, (a) the percentage amount by which the Dilution Percent exceeds zero percent (0%) times (b) the amount of Eligible Accounts of the Loan Parties.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write- down or write-off of inventory or accounts receivable), (vi) non-recurring fees, cash charges and other cash expenses made or incurred in connection with a completed Permitted Acquisition, (vii) non-recurring cash charges related to workers’ compensation claims, (viii) non-recurring fees, cash charges and other cash expenses, in an aggregate amount not to exceed $10,000,000 for any period of four (4) consecutive Fiscal

Quarters and (ix) expected cost savings, operating expense reductions, other operating improvements and expense reductions and product margin synergies and product cost and other synergies (“Expected Cost Savings”) projected by the Borrower Representative in good faith to be realized as a result of any asset sale, merger or other business combination, acquisition, investment, disposition or divestiture, operating improvement and expense reductions, restructurings, cost saving initiatives, any similar initiative and/or specified transaction taken or to be taken by Holdings or any of its Subsidiaries, net of the amount of actual benefits realized during such period from such actions (any such action, a “Cost Saving Initiative”); provided that (A) a duly completed certificate signed by a Financial Officer of the Borrower Representative shall be delivered to the Administrative Agent certifying that such Expected Cost Savings are reasonably expected and factually supportable in the good faith judgment of the Borrower Representative, together with reasonably detailed evidence in support thereof, (B) such Expected Cost Savings are reasonably anticipated to be realized within twelve (12) months after the related Cost Saving Initiative, (C) no Expected Cost Savings shall be added to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise for the applicable period, and (D) the aggregate amount that can be added back in reliance on this clause (ix), shall not exceed 10% of EBITDA in any period (calculated before giving effect to any such add-backs and adjustments and which 10% cap shall not apply to amounts added back in reliance on any other clause in this definition of “EBITDA”), minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for any Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” means, at any time, the Accounts of any Loan Party which in accordance with the terms hereof are not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Accounts shall not include any Account of a Loan Party:

(a)which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (iii) a Lien permitted under Section 6.02(a)(ii);

(c)(i) which is unpaid more than ninety (90) days after the date of the original invoice therefor or more than sixty (60) days after the original due date therefor (“Overage”) (when calculating the amount under this clause (i), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (ii) which has been written off the books of such Loan Party or otherwise designated as uncollectible;

(d)which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

(e)which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 20% of the aggregate amount of Eligible Accounts of all Loan Parties, but only to the extent of such excess;

(f)with respect to which any covenant, representation or warranty contained in any Loan Document with respect to such Account has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect);

(g)which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance,
(v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or (vi) relates to payments of interest;

(h)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;

(i)with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k)which, to the actual knowledge of such Loan Party, is owed by any Account Debtor which has sold all or substantially all of its assets;

(l)which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. (including any territory thereof) or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada unless, in any such case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent and such letter of credit is subject to a first priority perfected Lien in favor of the Administrative Agent;

(m)which is owed in any currency other than U.S. dollars or Canadian dollars;

(n)which is owed by (i) any Governmental Authority of any country other than the
U.S. unless such Account is backed by a Letter of Credit reasonably acceptable to the Administrative Agent which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction in its Permitted Discretion;

(o)which is owed by any Affiliate of any Loan Party, any Permitted Holder, or any employee, officer, director, agent or stockholder (other than a stockholder of Holdings) of any Loan Party or any of its Affiliates;

(p)which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)which is evidenced by any promissory note, chattel paper or instrument;

(s)which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

(t)(i) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof (other than discounts and adjustments given in the ordinary course of business), but only to the extent of any such reduction or (ii) which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(u)which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local;

(v)which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party; or

(w)which was created on cash on delivery terms.

In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Inventory” means, at any time, the Inventory of any Loan Party which in accordance with the terms hereof is not excluded as ineligible by virtue of one or more of the criteria set forth below. Eligible Inventory of a Loan Party shall not include any Inventory:

(a)which is not subject to a first priority perfected Lien in favor of the Administrative
Agent;

(b)which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent or (iii) a Lien permitted under Section 6.02(a)(ii);

(c)which is in the Administrative Agent’s Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used or unfit for sale;

(d)with respect to which any covenant, representation or warranty contained in any Loan Document with respect to such Inventory has been breached or is not true in any material respect (or, with respect to any covenant, representation or warranty which is subject to any materiality qualifier, has been breached or is not true in any respect) and which is not in material compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale;

(e)in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)which is not located in the U.S.;

(h)which is located in any location leased by such Loan Party unless (i) the aggregate value of Inventory of the Loan Parties at such location exceeds $100,000 and (ii) (x)the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

(i)which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) the aggregate value of Inventory of the Loan Parties at such third party warehouse or in the possession of such bailee, as applicable, exceeds $100,000 and (ii) (x) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (y) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j)which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;

(k)which is a discontinued product or component thereof, unless such discontinuance does not adversely impact the saleability of the remaining Inventory;

(l)which is the subject of a consignment by such Loan Party as consignor;

(m)which is a liquid dairy product, eggs or produce;

(n)which contains or bears any intellectual property rights licensed to such Loan Party by any Person other than a Loan Party unless the Administrative Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor,
(ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement relating thereto;

(o)which is not reflected in a current perpetual inventory report of such Loan Party;

(p)for which reclamation rights have been asserted by the seller; or

(q)which has been acquired from a Sanctioned Person.

“Environmental Laws” means all laws (including, without limitation, common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to public or worker health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law,
(b)the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
(c)any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. Notwithstanding the foregoing, neither Permitted Convertible Notes nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Assets” means (a) (i) any lease, license, contract, document, instrument or agreement to which any Loan Party is a party or (ii) property subject to a purchase money security interest, Capital Lease Obligation or similar arrangements permitted under this Agreement or the other Loan Documents, in the case of each of clauses (i) and (ii), to the extent that the creation of a Lien on such assets would, under the express terms thereof, violate or invalidate the terms of, or constitute a default under, such lease, license, contract, document, instrument, agreement, purchase money security interest, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than to the extent (i) that any such term has been waived or (ii) any such term would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”, (b) any Trademark (as defined in the Security Agreement) application filed on an intent to use basis until such time as a statement of use has been filed and accepted by the U.S. Patent and Trademark Office, (c) any Equity Interests in any Subsidiary that is not a Pledge Subsidiary, (d) (i) any Equity Interests in any Affected Foreign Subsidiary or FSHCO representing more than 65% of the total voting Equity Interests in such Affected Foreign Subsidiary or

FSHCO, (ii) Equity Interests which constitute margin stock (within the meaning of Regulation U of the Federal Reserve Board) and (iii) Equity Interests in any Person other than wholly-owned Subsidiaries, (e) any fee-owned real property and all leasehold interests in real property, (f) any leasehold interest of Dairyland HP in the Dairyland HP Facility, (g) Fixtures (as defined in the Security Agreement) located at the Dairyland HP Facility, (h) rights and obligations in connection with the Master Operating Sublease, dated as of April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time, (i) any property of the Excluded Subsidiary and (j) motor vehicles, rolling stock or other assets subject to certificates of title (unless otherwise capable of perfection by filing of UCC financing statements); provided that, (x) “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets) and (y) other than with respect to assets described in the foregoing clause (f), the foregoing exclusions shall not apply to any asset or property of Holdings and its Subsidiaries on which a Lien has been granted in favor of the Term Loan Agent to secure the Term Loan Obligations. The Loan Parties shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, but the failure to obtain any such Collateral Access Agreement shall not constitute a Default.

“Excluded Subsidiary” means any Insurance Subsidiaries (including any trust established by any such Insurance Subsidiary as grantor pursuant to applicable insurance regulations).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States of America or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of June 22, 2016, by and among the Borrowers, the other loan parties party thereto, the lenders party thereto, and JPMCB, as administrative agent.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Farm Products” means farm products of every kind and nature, including crops and products of crops, wherever located, including (a) “farm products” (as such term is defined in any Farm Products Law and/or the UCC in any jurisdiction) and (b) “perishable agricultural commodities” (as such term is defined in any Farm Products Law).

“Farm Products Law” means (a) the Food Security Act, (b) PACA, (c) the PSA, (d) PFPA, (e) Article 20 of the Agriculture and Markets Law of the State of New York or (f) any other federal, state, or local laws from time to time in effect that are applicable to the Loan Parties’ business and which regulate any matters pertaining to Farm Products, in each case, as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

“Farm Products Notice” has the meaning ascribed to such term in Section 3.20.

“Farm Products Seller” means, individually and collectively, sellers, producers or suppliers of any Farm Products.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (b) any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and (c) any intergovernmental agreement between the U.S. and a non-U.S. jurisdiction which facilitates the implementation of any law or regulation referred to in clause
(a)above and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any such intergovernmental agreement.

“FCCR Test Period” means any period (a) commencing on the last day of the most recent period of four (4) consecutive Fiscal Quarters then ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04(a)) on or prior to the date on which Availability is less than the greater of (A) 10% of the Line Cap and (B) $14,000,000 at any time and (b) ending on the day after Availability has exceeded the greater of
(A)10% of the Line Cap and (B) $14,000,000 for thirty (30) consecutive days.

“FDA” means the United States Food and Drug Administration, or any successor Governmental Authority.

“FDC Act” means the United States Food, Drug, and Cosmetic Act (21 U.S.C. 201 et seq.) as amended to date together with any rules or regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business

Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as determined by the Administrative Agent. For the avoidance of doubt, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Field Exam” means any visit and inspection of the properties, assets and records of any Loan Party during normal business hours and during the term of this Agreement, which shall include access to such properties, assets and records sufficient to permit the Administrative Agent or its representatives to examine, audit and make extracts from any Loan Party’s books and records, make examinations and audits of any Loan Party’s other financial matters and Collateral as Administrative Agent deems appropriate in its Permitted Discretion, and discussions with its officers, employees, agents, advisors and independent accountants regarding such Loan Party’s business, financial condition, assets, prospects and results of operations.

“Financial Officer” means, with respect to any Person(s), the chief financial officer, principal accounting officer, treasurer or controller of such Person(s).

“Financials” means the annual, quarterly or monthly financial statements, and accompanying certificates and other documents, of Holdings and its Subsidiaries required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(c).

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Loan Parties directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fiscal Month” means any fiscal month in a Fiscal Year.

“Fiscal Quarter” means each of four consecutive three-Fiscal Month periods in each Fiscal Year.

“Fiscal Year” means the 52- or 53-week period ending in the month of December that Holdings uses for accounting and financial reporting purposes, which period does not necessarily conform to the calendar year. All references in the Loan Documents to the Fiscal Year shall be deemed to refer to the year end that Holdings actually uses for financial reporting purposes.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures to (b) Fixed Charges, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus expense for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, plus cash payments (excluding cash payments financed solely with the proceeds of issuances of equity by Holdings) made in connection with any earn-out obligation relating to any acquisition, divestiture, merger or similar transaction that are not accounted for or reflected in the consolidated statements of operations of Holdings and its Subsidiaries provided pursuant to Section 5.01(a), 5.01(b) or 5.01(c) hereof, all calculated for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Floor” means the rate per annum of interest equal to 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Food Security Act” means the Food Security Act of 1985, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FSHCO” means any Subsidiary that owns no material assets other than the Equity Interests of one or more “controlled foreign corporations” as defined in Section 957 of the Code.

“Funding Account” has the meaning assigned to such term in Section 4.01(f).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or, in each case, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Governmental Permits” means all authorizations, approvals, licenses, registrations, certificates or exemptions issued by any Governmental Authority to Borrowers that are required or necessary for the development, manufacture, distribution, marketing, storage, transportation, use, or sale of the Loan Parties’ products.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holdings” means The Chefs’ Warehouse, Inc., a Delaware corporation.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out and (l) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness shall not include earn out obligations relating to Permitted Acquisitions to the extent the conditions for payment thereof (other than the occurrence of a date certain) have not yet been satisfied. Notwithstanding the foregoing and for avoidance of doubt, obligations arising under any Permitted Call Spread Swap Agreement shall not be considered Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and
(b)to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes. “Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Insurance Subsidiary” has the meaning assigned to such term in Section 6.04(r).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 22, 2016, by and among BMO, as ABL Representative (after giving effect to the joinder to the Intercreditor Agreement referred to in Section 4.01(n)), the Term Loan Agent, as Term Loan Representative, and each of the Loan Parties party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) as to any SOFR Borrowing, (i) the last day of each Interest Period applicable to such SOFR Borrowing; provided that if any Interest Period for a SOFR Borrowing is greater than three months, the respective dates that fall every three months after the beginning of such Interest Period shall also constitute “Interest Payment Dates”, (ii) any date on which such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; and (b) as to any Base Rate Loan (including a Swingline Loan), (i) the first day of each month with respect to interest accrued through the last day of the immediately preceding month, (ii) any date on which such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; provided, further, that interest accruing at the interest rate specified in Section 2.13(d) shall be payable from time to time upon demand of the Administrative Agent.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such SOFR Borrowing (including by continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, in each case, as the Borrower Representative may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) unless reinstated in accordance with Section 2.14(b)(iv), no tenor that has been removed from this definition pursuant to Section 2.14 shall be available for specification in a Borrowing Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of (i) BMO, in its capacity as the issuer of Letters of Credit hereunder, (ii) JPMCB, solely in its capacity as the issuer of the Existing Letters of Credit and (iii) any other Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Third Amendment Effective Date, (i) $30,000,000, in the case of BMO and (ii) such amount as shall be designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank; provided that any Issuing Bank shall be permitted, with the consent of the Borrower Representative, at any time to increase or reduce its Issuing Bank Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit F.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lead Arrangers” means each of BMO and JPMCB in their respective capacities as joint bookrunner and joint lead arranger for the credit facility evidenced by this Agreement.

“Lender Parent” means, with respect to any lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust or similar instrument, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” means, at any time, the lesser of (a) the Aggregate Commitment and (b) the Borrowing Base then in effect.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement and any agreements (including any Letter of Credit applications) between the Borrower Representative and any Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between any Borrower and any Issuing Bank in connection with the issuance of Letters of Credit. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means each Loan Party.

“Loan Guaranty” means Article X of this Agreement and each separate Guarantee, in form and substance satisfactory to the Administrative Agent, as it may be amended or modified and in effect from time to time.

“Loan Parties” means Holdings, the Borrowers and the Borrowers’ Domestic Subsidiaries (other than the Excluded Subsidiary) who become a party to this Agreement pursuant to a Joinder Agreement or otherwise and their successors and assigns.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens, in each case, as to Collateral having an aggregate value in excess of $5,000,000, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders under any of the Loan Documents (other than with respect to Collateral having an aggregate value of $5,000,000 or less).

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, in each case of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the earliest of (i) March 11, 2027, (ii) if the “Term Loan Obligations Payment Date” (as defined in the Intercreditor Agreement) has not occurred, the date that occurs ninety
(90) days prior to the earliest “Maturity Date” under (and as defined in) the Term Loan Agreement (or words of similar import reflecting a maturity date under any amendment, restatement or replacement of the Term Loan Agreement) and (iii) if, by March 24, 2024, 1.875% Convertible Notes in an aggregate principal amount in excess of $40,000,000 remain outstanding that have not either been repaid, repurchased or redeemed or refinanced with Indebtedness permitted hereunder having a maturity date not earlier than six months after March 11, 2027, the Convertible Springing Date.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) (except as set forth in Section 1.05) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Subsidiaries,
(b)the income (or deficit) of any Person (other than a Subsidiary) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion based on the most recent appraisal of such Inventory, completed in accordance with the terms hereof by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et seq., as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment Condition” means, with respect to any proposed designated action on any date, a condition that is satisfied if either of the following conditions are satisfied:

(a)both (x) after giving effect to such proposed designated action as if it occurred on the first day of such Pro Forma Period, the pro forma Availability shall be greater than the greater of (A) 15% (or, if the proposed designated action is an acquisition, investment, sale, transfer or disposition, 12.5%) of the Line Cap and (B) $21,000,000 (or, if the proposed designated action is an acquisition, investment, sale, transfers, or dispositions, $17,500,000) both immediately prior to and after giving effect to such action and on an average daily basis at all times during such Pro Forma Period and (ii) the Fixed Charge Coverage Ratio, computed on a pro forma basis for the period of four consecutive fiscal quarters ending on the most recent fiscal quarter of Holdings for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending on the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)), shall be equal to or greater than 1.00 to 1.00; or

(b)after giving effect to such proposed designated action as if it occurred on the first day of the applicable Pro Forma Period, the pro forma Availability shall be greater than the greater of (A) 17.5% (or, if the proposed designated action is an acquisition, investment, sale, transfer or disposition, 15%) of the Line Cap and (B) $24,500,000 (or, if the proposed designated action is an acquisition, investment, sale, transfer or disposition, $21,000,000), both immediately prior to and after giving effect to such action and on an average daily basis at all times during such Pro Forma Period.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means, any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by any Loan Party (other than Holdings) of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if at the time of and immediately after giving effect thereto:

(1)no Event of Default has occurred and is continuing or would arise after giving effect thereto;

(2)such Person or division or line of business is engaged in the same or a similar line of business as the Borrowers and the Subsidiaries or business reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail);

(3)all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.13 shall have been taken within the time periods set out therein;

(4)the Payment Condition shall be satisfied with respect to such acquisition;

(5)if the Acquisition Consideration (as defined below) paid in respect of such acquisition exceeds
$25,000,000, the Borrower Representative shall have delivered to the Administrative Agent (i) a certificate of a Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent, certifying the requirements set forth in this definition have been satisfied, and (ii) to the extent reasonably requested by the Administrative Agent, related historical financial statements (including consolidated balance sheets, income statements and cash flow statements) and projections;

(6)in the case of an acquisition or merger in the form of a merger and/or consolidation involving a Loan Party (other than Holdings), a Loan Party is the surviving entity of such merger and/or consolidation;

(7)the total consideration paid or payable (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Loan Parties and their Subsidiaries after giving effect to such acquisition and the maximum amount of all deferred payments, including earnouts) (such amounts, collectively, the “Acquisition Consideration”) for all acquisitions consummated during the term of this Agreement where either (x) the target becomes a Subsidiary but not a Loan Party hereunder or
(y) the acquired assets do not become Collateral shall not exceed $10,000,000 in the aggregate for all such acquisitions (in each case, after giving effect to any time periods contained in Section 5.14); and

(8)the Borrower Representative shall have delivered to the Administrative Agent final executed material documentation relating to such acquisition promptly after any reasonable request therefor by the Administrative Agent.

Notwithstanding the foregoing and subject to the last two sentences of the definition of “Borrowing Base”, no Accounts or Inventory acquired by a Loan Party in a Permitted Acquisition shall be included as Eligible Accounts or Eligible Inventory until a Field Exam (and, if required by the Administrative Agent, an Inventory appraisal) with respect thereto has been completed to the reasonable satisfaction of the Administrative Agent, including the establishment of Reserves required in the Administrative Agent’s Permitted Discretion; provided that, Field Exam and appraisals in connection with Permitted Acquisitions shall not count against the limited number of Field Exams or appraisals which may be conducted hereunder or for which expense reimbursement may be sought hereunder.

“Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which Holdings acquires an option requiring the counterparty thereto to deliver to Holdings shares of common stock of Holdings, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) any Swap Agreement pursuant to which Holdings issues to the counterparty thereto warrants to acquire common stock of Holdings (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by Holdings in connection with the issuance of Permitted Convertible Notes (other than Permitted Convertible Seller Notes); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type (as determined by the Board of Directors of Holdings in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require Holdings to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.

“Permitted Convertible Notes” means, collectively, (a) Permitted Convertible Seller Notes and (b) any other unsecured notes issued by Holdings that are convertible into common stock of Holdings, cash or any combination thereof; provided that, for purposes of clause (b) of this definition, the Indebtedness thereunder satisfies the following requirements: (i) both immediately prior to and immediately after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom,
(x)such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to the date that is six (6) months after the Maturity Date (it being understood that, in each case, neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (iii) such

Indebtedness is not guaranteed by any Subsidiary of Holdings other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement.

“Permitted Convertible Seller Notes” means, collectively, those certain Convertible Subordinated Non-Negotiable Promissory Notes, dated as of April 6, 2015, issued by Del Monte Capitol Meat Company, LLC (a subsidiary of Holdings) to each of (i) TJ Seafood, LLC evidencing Subordinated Indebtedness in the aggregate principal amount of $7,350,000 and (ii) T.J. Foodservice Co., Inc. evidencing Subordinated Indebtedness in an aggregate principal amount of $29,400,000 and in each case, that are convertible solely into common stock of Holdings.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business of the Borrowers that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any if Holdings or the Subsidiaries; and

(g)Liens in favor of, or claims or rights of any producer, grower or seller under PACA, the Food Security Act, PSA or PFPA relating to aggregate obligations of $250,000 or less.

“Permitted Holders” has the meaning assigned to such term in the definition of “Change in Control”.

“Permitted Holdings Dividends” means dividends paid by a Loan Party to Holdings:

(i)to the extent actually used substantially concurrently by Holdings to pay the same, in amounts necessary to pay (x) such franchise taxes and other fees required to maintain the legal existence of Holdings and (y) out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings; provided, that the aggregate amount of dividends paid under this clause (i) shall not to exceed $2,500,000 in any period of twelve consecutive months;

(ii)in amounts necessary to enable (x) Holdings to repurchase or redeem its Equity Interest or
(y)Holdings or the holders of Holdings’ Equity Interests to pay withholding taxes due as a result of its ownership of Holdings or any other Loan Party; provided, that (x) the aggregate amount of such dividends shall not exceed $2,500,000 in any period of twelve consecutive months and (y) such dividend shall be actually used for a purpose set forth above substantially concurrently with the making of such dividend;

(iii)to the extent necessary to permit, and actually used substantially concurrently by, Holdings to discharge the consolidated Tax liabilities of the Loan Parties or Taxes attributable to the distributions used to pay such consolidated Tax liabilities; and

(iv)to the extent used substantially concurrently by Holdings to make payments in respect of Indebtedness permitted to be incurred by Holdings hereunder, which payments are permitted under Section 6.08(b).

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PFPA” means the Poultry Producers Financial Protection Act of 1987, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledge Subsidiary” means (i) each Domestic Subsidiary (other than any Excluded Subsidiary) and
(ii) each First Tier Foreign Subsidiary.

“Pro Forma Period” means the period commencing thirty (30) days prior to the date of any proposed designated action and ending on the date of such proposed designated action.

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. 181, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.22.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing
Bank.

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, Field Exams or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time; provided that, at any time that there are two (2) or more Lenders, “Required Lenders” must include at least two (2) Lenders (that are not Affiliates of one another).

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” has the meaning specified in Section 2.18(e).

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, the Dilution Reserve, the Subordinated Seller Note Reserve, reserves in respect of liens arising pursuant to any Farm Products Law, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party. Notwithstanding the foregoing, the Administrative Agent may not implement new Reserves or increase the amount of any existing Reserves without at least three (3) Business Days’ prior written notice to the Borrower Representative; provided that, (i) no such prior notice shall be required after the occurrence and during the continuance of an Event of Default or for changes to any Reserves resulting solely by virtue of mathematical calculations of the amount of the Reserves in accordance with the methodology of calculation previously utilized and (ii) upon such notice, the Borrowers will not be permitted to borrow so as to exceed the Borrowing Base after giving effect to such new or modified Reserves. The amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of Eligible Accounts, Eligible Inventory or any other Reserve then established.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any of its Subsidiaries to their Equity Interest holders in such capacity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in Holdings or its Subsidiaries, or any payment of management or similar fees to any Person. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Permitted Convertible Notes shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the
U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means a Borrowing that accrues interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“SOFR Loan” means a Loan that accrues interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

“Specified Earn-Out Payment” means any payment made by a Loan Party or any Subsidiary in respect of earn-out obligations arising pursuant to that certain Additional Earn-Out Agreement, dated as of April 6, 2015, by and among, inter alia, Holdings, T.J. Foodservice Co., Inc., TJ Seafood, LLC, and John DeBenedetti, as the Sellers’ Representative (as defined therein).

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Subordinated Seller Note Reserve” means, to the extent any Indebtedness is outstanding under the Permitted Convertible Seller Notes, a reserve established by the Administrative Agent on January 6, 2021 in an amount equal to the aggregate principal amount of Indebtedness outstanding under the Permitted Convertible Seller Notes; provided that, (a) the Subordinated Seller Note Reserve shall be reduced to zero on the date that the aggregate amount of Indebtedness in respect of the Permitted Convertible Seller Notes is paid in full in accordance with the terms hereof and (b) at any time that the Subordinated Seller Note Reserve is applicable, the amount of the Subordinated Seller Note Reserve shall automatically be reduced on a dollar-for-dollar basis by the amount of any reductions in the principal amount of Indebtedness outstanding under the Permitted Convertible Seller Notes.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person (including seller notes) which is subordinated to the Secured Obligations on terms and, if secured, pursuant to an intercreditor agreement, reasonably satisfactory to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Holdings.

“Supermajority Lenders” means, subject to Section 2.20, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 66 2/3% of the sum of the total Revolving Exposures and unused Commitments at such time; provided that, at any time that there are two (2) or more Lenders, “Supermajority Lenders” must include at least two (2) Lenders (that are not Affiliates of one another).

“Supported QFC” has the meaning set forth in Section 9.22.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Swingline Loans. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure.

“Swingline Lender” means BMO, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or any Issuing Bank shall be deemed to be required of the Swingline Lender and any consent given by BMO in its capacity as Administrative Agent or Issuing Bank shall be deemed given by BMO in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agent” means Jefferies Finance LLC, in its capacity as administrative agent and collateral agent under the Term Loan Agreement (or any successor agent thereunder or under any replacement thereof).

“Term Loan Agreement” means that certain Credit Agreement, dated as of June 22, 2016, among Dairyland and CW Parent, as borrowers, the other Loan Parties from time to time party thereto, the Term Loan Agent and the lenders from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time and as replaced or refinanced in whole or in part (whether with the same group of lenders or a different group of lenders) in accordance with the terms hereof and of the Intercreditor Agreement.

“Term Loan Documents” means, collectively, the Term Loan Agreement and all other agreements, instruments, documents and certificates executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Intercreditor Agreement.

“Term Loan Obligations” means the Indebtedness and other obligations of Holdings and its Subsidiaries under the Term Loan Documents.

“Term Loan Priority Collateral” has the meaning assigned thereto in the Intercreditor Agreement, and is intended to indicate that portion of the Collateral subject to a prior Lien in favor of the Term Loan Agent and the other secured parties for which it acts.

“Term SOFR” means, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Borrowings, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00
p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (in consultation with the Borrower Representative) in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the “Term SOFR” definition.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as at the Third Amendment Effective Date, among the Borrowers, Holdings, the other Loan Parties party thereto, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders party thereto.

“Third Amendment Effective Date” shall mean March 11, 2022.

“Total Net Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP but net of unrestricted and unencumbered (other than Liens permitted under Section 6.02(a) or 6.02(m)) cash and Permitted Investments of the Loan Parties of up to $25,000,000. For purposes of determining

Total Net Indebtedness, the Indebtedness of any Loan Party or any Subsidiary in respect of any Swap Agreement on any date of determination shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness on such date to
(b) EBITDA for the period of four (4) consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended prior to such date).

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the Third Amendment and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the repayment of the Indebtedness required hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the SOFR Rate or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s or any Lender’s Lien on any Collateral.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures).

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature; (iii) an obligation to provide collateral to secure any of the foregoing types of obligations; or (iv) an indemnity.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the
Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means each of the Borrower Representative and the Administrative Agent.

“Write-Down and Conversion Powers” means (a), with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise
(a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Effective Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein,
(i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (a) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein and (b) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person (or any Subsidiary or Affiliate of such Person) shall be accounted for by such Person as an operating lease and not as Capital Lease Obligations.

SECTION 1.05 Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings, unless otherwise permitted pursuant to the definition of “EBITDA”) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act (or as otherwise permitted pursuant to the definition of

“EBITDA”). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

SECTION 1.06 Status of Obligations. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Loan Party shall take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.07 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08 Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the initial Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes (excluding, in each case, in the event of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction in a final, non-appealable judgment)). The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II. THE CREDITS
SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (ii) the Aggregate Revolving Exposure exceeding the Line Cap, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05.

(b)Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of Base Rate Loans or SOFR Loans as the Borrower Representative may request in accordance herewith. Each Swingline Loan shall be a Base Rate Loan. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Base Rate Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) SOFR Borrowings outstanding at any time.

(d)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) in the case of a SOFR Borrowing, 10:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of a Base Rate Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the

Administrative Agent and signed by the Borrower Representative. Each Borrowing Request shall specify the following information:

(i)the name of the applicable Borrower(s);

(ii)the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing;

(v)in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)the location and account number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04    Protective Advances.

(a)Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed
$7,500,000; provided further that, the Aggregate Revolving Exposure after giving effect to the Protective Advances being made shall not exceed the Aggregate Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Base Rate Borrowings. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto,

to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

SECTION 2.05 Swingline Loans and Overadvances. (a) The Administrative Agent, the Swingline Lender and the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a Base Rate Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other Base Rate Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $25,000,000. The Swingline Lender shall not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans shall be Base Rate Borrowings.

(b)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, on behalf of the Lenders, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute Base Rate Borrowings. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $7,500,000 at any time, no Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender’s Revolving Exposure to exceed its Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c)Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(d)The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Lenders on at least a weekly basis and on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon, New York City time, on the date of such requested Settlement (the “Settlement Date”). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein (including satisfaction of the conditions set forth in Section 4.02), any Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by such Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The letters of credit issued, or deemed to be issued, pursuant to the Existing Credit Agreement (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, or (iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-

Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit through Electronic Systems, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed $30,000,000, (ii) the aggregate Standby LC Exposure shall not exceed $30,000,000, (iii) no Lender’s Revolving Exposure shall exceed its Commitment and (iv) the Aggregate Revolving Exposure shall not exceed the Line Cap. Notwithstanding anything herein to the contrary, prior to requesting the issuance of a Letter of Credit, the Administrative Agent shall have received such letter of credit applications or master agreement as may be required by the Issuing Bank (and reasonably acceptable to Administrative Agent), which applications and/or agreements shall be properly completed and executed. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that any Borrower may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(c)Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may contain customary automatic renewal provisions agreed upon by the Borrower and the Issuing Bank that provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referenced in clause (ii) above), subject to a right on the part of the Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.

(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., New York City time, on the Business Day immediately following the day that the Borrower Representative receives such notice; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a Base Rate Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(f)Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might,

but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans and such interest shall be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank. (A) The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank in accordance with the terms of this Agreement, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, the Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)Cash Collateralization. Subject to the terms of the Intercreditor Agreement, if any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Subject to the terms of the Intercreditor Agreement, moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied to satisfy other Secured Obligations. Subject to the terms of the Intercreditor Agreement, if the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three
(3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

(k)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage of such Loan; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to an account of the Borrower Representative maintained with the Administrative Agent or as otherwise designated in the Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower Representative to elect an Interest Period for SOFR Loans that does not comply with Section 2.02.

(c)Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; and

(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09    Termination and Reduction of Commitments; Increase in Commitments.

(a)Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)The Borrowers may at any time terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit,
(ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back-up standby letter of credit satisfactory to the Administrative Agent and Issuing Bank) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations, together with accrued and unpaid interest thereon.

(c)The Borrowers may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000; (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Exposure would exceed the Line Cap; and (iii) any such reduction shall be permanent.

(d)The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under the foregoing paragraphs of this Section at least five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)The Borrowers shall have the right to increase the Commitments by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 (or such lesser amount that represents all remaining availability hereunder), (ii) after giving effect thereto, the sum of the total of the additional Commitments does not exceed $25,000,000, (iii) the Administrative Agent and the Issuing Bank(s) have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (iv) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and
(v) the procedure described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(f)Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent
(i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect are true and correct in all respects) as of such earlier date, (2) no Default exists and (3) the Borrowers are in compliance (on a pro forma basis) with the covenant contained in Section 6.12 (calculated assuming an FCCR Test Period is then in effect) and (ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent reasonably requested by the Administrative Agent.

(g)On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Commitment shall make available to the Administrative

Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each SOFR Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and demand by the Administrative Agent.

(b)At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure.

(c)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the Line Cap, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.

(c)The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., New York City time, (A) in the case of prepayment of a SOFR Borrowing, three (3) Business Days before the date of prepayment or (B) in the case of prepayment of a Base Rate Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and amounts due under Section 2.16.

SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at 0.25% per annum on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate. Accrued commitment fees shall be payable in arrears on the first Business Day of each January, April, July and October (commencing on the first such date to occur after the Effective Date) and on the date on which the Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each Fiscal Quarter shall be payable on the first Business Day of each Fiscal Quarter following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13    Interest. (a) The Loans comprising each Base Rate Borrowing (including each Swingline Loan) shall bear interest at the Base Rate plus the Applicable Rate.

(b)Subject to the provisions of Section 2.14 below, the Loans comprising each SOFR Borrowing shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate.

(c)Each Protective Advance and each Overadvance shall bear interest at the Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder; provided that no notice shall be required and the foregoing rates shall automatically take effect upon the occurrence of an Event of Default under clause (a), (h), (i) or (j) of Article VII.

(e)Accrued interest on each Loan (for Base Rate Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
(iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Adjusted Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan or other Obligation not paid when due for the day on which the Loan is made or such Obligation is due and unpaid, and shall not accrue on a Loan, or any portion thereof, or such Obligation for the day on which the Loan, or such portion thereof, or Obligation is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrower Representative) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the Administrative Agent in consultation with the Borrower Representative). The Administrative Agent will promptly notify the Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.14    Inability to Determine Rates; Effect of Benchmark Transition; Illegality.

(a)Inability to Determine Rates. Subject to Section 2.14(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR (including because Term SOFR is not available or published on a current basis) for such Interest Period; or

(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for such Interest Period with respect to a proposed SOFR Loan will not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter. Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and the affected Interest Periods) until the circumstances giving rise to such notice no longer exist and the Administrative Agent promptly notifies the Borrower Representative that such notice is revoked. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of, or conversion to, Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.16 (if and to the extent applicable).

(b)Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower Representative) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the Administrative Agent in consultation with the Borrower Representative).

(iii)Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (A) the occurrence of any Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities

Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non- compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) ceases to not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan, or conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then- current Benchmark is not an Available Tenor, the component of Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(c)Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate of which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if and to the extent necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if and to the extent necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay or cause to be paid accrued and unpaid interest on the amount so prepaid or converted.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment)

against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii)impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an

Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or
(d)the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and a description in reasonable detail of the calculation thereof shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17    Withholding of Taxes; Gross-Up.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, including a description of the basis for the indemnification claim to the extent reasonably available, delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 4:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 111 West Monroe, Chicago, Illinois, or to the account designated by Administrative Agent, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall accrue and be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)Any proceeds of Collateral received by the Administrative Agent (i) not constituting either
(A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing, shall be applied, subject to the terms of the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing with respect to Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and to the extent not paid pursuant to clause sixth above, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any SOFR Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative

Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes to any Lender, the Issuing Bank, the Swingline Lender or any other Secured Party as to which the Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made the corresponding payment to the Administrative Agent; (2) the Administrative Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(g)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

SECTION 2.19    Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure and to exceed its Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank only, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Issuing Bank and the Swingline Lender agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

SECTION 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Subsidiary or Affiliate of a Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary or Affiliate thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

ARTICLE III. REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01 Organization; Powers. Each Loan Party and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or the assets of any Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents or, subject to the Intercreditor Agreement, the Term Loan Documents.

SECTION 3.04 Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Administrative Agent and the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the Fiscal Year ended December 29, 2017, reported on by BDO USA, LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter and the portion of the Fiscal Year ended March 30, 2018, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)Holdings has heretofore furnished to the Administrative Agent and the Lenders projected balance sheets, income statements and statements of cash flows of Holdings and its Subsidiaries for Fiscal Years 2018 through 2023. Such projections were prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, and Holdings is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.

(c)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 29, 2017.

SECTION 3.05 Properties. (a) As of the Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party (and indicates whether any such real property constitutes an Excluded Asset). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens (other than those permitted by Section 6.02). All such property is in good working order and condition, ordinary wear and tear and damage by casualty excepted.

(b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, a correct and complete list of which, as of the Effective Date, is set forth on Schedule 3.05, and the use thereof by each Loan Party and its Subsidiaries does not infringe upon the rights of any other Person, except for such infringements which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and, except as set forth on Schedule 3.05, each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement. Schedule 3.05 sets forth a complete and accurate list of all registered intellectual property owned by each Loan Party as of the Effective Date. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including, without limitation, the FDA) pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents.

(b) Except for the matters disclosed on Schedule 3.06, (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability that, individually or in the aggregate, could not reasonably be expected to result in liability to the Loan Parties in excess of $10,000,000 in the aggregate and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in liability to the Loan Parties in excess of $10,000,000 in the aggregate, no Loan Party nor any Subsidiary (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or
(2)has become subject to any Environmental Liability or knows of any basis for any Environmental Liability.

SECTION 3.07 Compliance with Laws and Agreements. Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08 Investment Company Status; Margin Stock. No Loan Party or any Subsidiary is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940. No Loan Party or any Subsidiary is engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the Federal Reserve

Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

SECTION 3.09 Taxes. Each Loan Party and its Subsidiaries has timely filed or caused to be filed all Federal, state and other material Tax returns and other material reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than Permitted Encumbrances.

SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. All minimum required contributions (within the meaning of Section 430 of the Code) have been timely made with respect to each Plan. Each employee benefit pension plan (within the meaning of Section 3(2) of ERISA) maintained or sponsored by a Loan Party, or under which a Loan Party has any liability, which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, and, except as could not reasonably be expected to result in a Material Adverse Effect, no event or condition exists which would reasonably be expected to jeopardize such qualified status. Except as could not reasonably be expected to result in a Material Adverse Effect, no Loan Party has any obligation to provide post-retirement health care benefits to any individual other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, or other similar state law.

SECTION 3.11 Disclosure. Each Loan Party has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Loan Parties each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

SECTION 3.12 Material Agreements. All material agreements and contracts to which any Loan Party is a party or is bound as of the Third Amendment Effective Date are listed on Schedule 3.12. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or contract listed on Schedule 3.12.

SECTION 3.13    Solvency.

(a)Immediately after the consummation of the Transactions to occur on the Effective Date,
(i)the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b)No Loan Party intends to, or will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14 Insurance. The Borrowers maintain, and have caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. As of the Effective Date, Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries, and all premiums due and owing in respect of such insurance have been paid.

SECTION 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a true and complete listing of each class of each Loan Party’s and Subsidiary’s authorized Equity Interests and the holders thereof; provided that with respect to Holdings, Schedule 3.15 only lists those holders owning at least 5% of the Equity Interests of Holdings as of the Third Amendment Effective Date, and (b) the type of entity and jurisdiction of organization of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests of each Loan Party and the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as set forth on Schedule 3.15, no holder of such Equity Interest is entitled to any preemptive, first refusal or other similar rights.

SECTION 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens (to the extent permitted by Section 6.02) would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral,
(c)Liens on intellectual property perfected only by making filings with the applicable Governmental Authority to the extent such filings have not been made, (d) real estate, (e) assets subject to certificates of title, (f) Excluded Assets, (g) letter-of-credit rights with respect to letters of credit in an amount, in each case, of less than $1,000,000 and (h) commercial tort claims having a value, in each case, of less than
$1,000,000.

SECTION 3.17 Employment Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent the failure to so comply with such acts and laws could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.

SECTION 3.18 Nature of Business; Permits and Licenses; Tradenames. (a) No Loan Party or Subsidiary is engaged in any business other than those engaged in on the Effective Date and those reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail).

(b)Each Loan Party has, and is in compliance with, all Governmental Permits and all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent that the failure to have or be in compliance with all such Governmental Permits, permits, licenses, authorizations, approvals, entitlements and accreditations could not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, except that could not reasonably be expected to result in a Material Adverse Effect, and there is no claim that any thereof is not in full force and effect.

(c)As of the Effective Date, Schedule 3.18 hereto sets forth a complete and accurate list of all trade names, business names or similar appellations used by each Loan Party or Subsidiary or any of their divisions or other business units during the past five years.

SECTION 3.19 Location of Bank Accounts. As of the Effective Date, Schedule 3.19 sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by or for the benefit of each Loan Party and Subsidiary, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

SECTION 3.20 Notices from Farm Products Sellers. None of the Loan Parties has, within the one year period prior to the Effective Date, received any material written notice pursuant to the applicable provisions of any Farm Products Law, or pursuant to the UCC or any state statutory agricultural or producers’ lien laws or any other local laws applicable to the Loan Parties’ business from (i) any Farm Products Seller or (ii) any lender to, or any other Person with a security interest in the assets of, any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority, from any jurisdiction in which any Farm Products purchased by any Loan Party or any of its Subsidiaries are produced, in any case, advising or notifying such Loan Party or Subsidiary of the intention of such Farm Products Seller or other Person to preserve the benefits of any trust, lien or other interest applicable to any assets of such Loan Party or Subsidiary established in favor of such Farm Products Seller or other Person or claiming a Lien or security interest in and to any Farm Products which have been purchased by such Loan Party or Subsidiary or any related or other assets of such Loan Party or Subsidiary (all of the foregoing, together with any such notices as any Loan Party or Subsidiary may at any time hereafter receive, collectively, the “Farm Products Notices”), except where the aggregate value of such Farm Products subject to Farm Product Notices is less than $500,000.

SECTION 3.21 Customers and Suppliers. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (1) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (2) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, except, under clauses (1) or (2), as could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of each Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.22 Affiliate Transactions. Except as set forth on Schedule 3.22, as of the Effective Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own stock in (but not exceeding) 4.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party.

SECTION 3.23 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.24    FDA Matters.

(a)Except as noted in paragraph (b), Borrowers, their Subsidiaries and the operation of their respective food facilities in the United States are in compliance with and are not in violation of all applicable Requirements of Law (including the FDC Act), regulations, rules, standards, guidelines, policies, and orders administered or issued by the FDA or any comparable Governmental Authority (including, without limitation, as applicable, the Bioterrorism Act (21 CFR 1.326-1.368), prohibited cattle materials (21 CFR 189.5) and import notification requirements (21 CFR 1.276-1.285)), except for failures to comply or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)Since December 29, 2017, no Governmental Authority has served notice on any Loan Party or its Subsidiaries that the business or the assets of the Loan Parties or their Subsidiaries, may be, or are in material violation of any Requirement of Law or the subject of any material investigation, except for violations or investigations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)Since December 29, 2017, no Loan Party or its Subsidiaries has received notice from any Governmental Authority nor does any Loan Party have any knowledge that there are any circumstances currently existing which would be reasonably likely to lead to any loss of or refusal to renew any material governmental licenses, permits, registrations, product registrations, Governmental Permits, approvals, authorizations related to the business and that the terms of all such licenses, permits, registrations, product registrations, governmental permits, approvals, and authorizations currently in force, except for any notice or circumstance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(d)The Loan Parties have no knowledge of any acts with respect to their food business or products that furnish a reasonable basis for a warning letter, untitled letter, Section 305 notice, or other similar communication from FDA or any Governmental Authority, except for any acts that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)The Loan Parties have no knowledge of any existing obligation of a Loan Party arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response or commitment made to or with FDA or any Governmental Authority with respect to their food and food product business, except for any acts that, individually or in the aggregate, could not reasonably be expected to result a Material Adverse Effect.

SECTION 3.25 Anti-Corruption Laws and Sanctions. Each Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of such Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrowers, any Subsidiary or to the knowledge of such Borrower or such Subsidiary any of their respective directors, officers or employees, or
(b) to the knowledge of such Borrower, any agent of such Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.26 USA PATRIOT Act and Beneficial Ownership Regulation. The Loan Parties, the Subsidiaries and, to the knowledge of the Loan Parties, each of their Affiliates are in compliance with
(a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA PATRIOT Act and the Beneficial Ownership Regulation and
(c)in all material respects, other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.

SECTION 3.27 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IV. CONDITIONS
SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02).

(a)Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the other Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.

(b)Legal Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Shearman & Sterling LLP, counsel for the Loan Parties, (ii) Angelo & Banta, P.A., special Florida counsel for the Loan Parties, and (iii) Garvey Schubert Barer, special Washington counsel for the Loan Parties, in each case, in form and substance reasonably acceptable to the Administrative Agent. The Borrowers hereby request such counsels to deliver such opinions.

(c)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.

(d)No Default Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower Representative, certifying (i) that the representations and warranties contained in Article III are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date and (ii) that no Default or Event of Default has occurred and is continuing as of such date.

(e)Pay-Off Letter. The Administrative Agent shall have received pay-off letters in form and substance reasonably satisfactory to the Administrative Agent in respect of the Existing Credit Agreement confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with the payment of existing Indebtedness thereunder from the proceeds of the initial Borrowings (and, if applicable, all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized, supported by a Letter of Credit or reevidenced hereby as an Existing Letter of Credit).

(f)Funding Account. The Administrative Agent shall have received a notice setting forth the deposit account of the Borrower Representative (the “Funding Account”) to which the Administrative Agent is authorized by the Borrower Representative to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(g)Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base (as if this Agreement is already in effect) as of the end of the Business Day immediately preceding the Effective Date.

(h)Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

(i)Financial Statements. The Administrative Agent shall have received (A) the unaudited interim financial statements (income statement, a balance sheet, and a cash flow statement) of Holdings and its consolidated Subsidiaries for the Fiscal Quarter ended March 30, 2018 setting forth in comparative form the figures for the previous fiscal year and (B) projected balance sheets, income statements and statements of cash flows of Holdings and its Subsidiaries for Fiscal Years 2018 through 2022.

(j)Pro Forma Financial Statements. The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings as of, and for the twelve-month period ending on, the last day of the most recently completed four-Fiscal Quarter period for which financial information pursuant to paragraph (j)(A) above has been delivered, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statements), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(k)Examinations. The Administrative Agent or its designee shall have conducted a Field Exam of the Loan Parties’ Accounts, Inventory and related working capital matters and of the Borrowers’ related data processing and other systems the results of each of which shall be satisfactory to the Administrative Agent in its sole discretion.

(l)Appraisal(s). The Administrative Agent shall have received an appraisals of the applicable Loan Parties’ Inventory from one or more firms reasonably satisfactory to the Administrative Agent, which appraisals shall be reasonably satisfactory to the Administrative Agent in its sole discretion.

(m)KYC. The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Effective Date.

(n)Joinder to Intercreditor Agreement. The Administrative Agent (or its counsel) shall have received a duly executed copy of a joinder to the Intercreditor Agreement, pursuant to which the Administrative Agent agrees to be bound by the Intercreditor Agreement as the “ABL Representative” thereunder, and the Term Loan Agent and the Loan Parties acknowledge and agree that this Agreement constitutes a “Replacement ABL Agreement” and the “ABL Agreement” thereunder.

The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) no Protective Advance shall be outstanding.

(c)After giving effect to any Borrowing or the issuance of any Letter of Credit, Availability shall not be less than zero.

The request for and acceptance of each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V. AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full (other than contingent indemnification obligations for which no claim has been made), and all Letters of Credit have expired, been terminated, cash collateralized or back-stopped, in any case, in a manner acceptable to Administrative Agent and Issuing Bank in their sole discretion, and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a)within ninety (90) days after the end of each Fiscal Year of Holdings and its Subsidiaries, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing selected by Holdings and reasonably satisfactory to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(b)within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations and consolidated statements of cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in comparative form the actual figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year;

(c)from and after the date on which Availability is less than the greater of 12.5% of the Line Cap and $17,500,000 for three (3) consecutive Business Days (or an Event of Default has occurred and is continuing) and until such subsequent date, if any, on which Aggregate Availability is greater than the greater of 12.5% of the Line Cap and $17,500,000 for a period of thirty (30) consecutive calendar days (and no Event of Default then exists), within twenty (20) days after the end of each of the first two Fiscal Months of each Fiscal Quarter, the Borrowers will furnish Holdings’ consolidated balance sheet and related statements of operations and consolidated statements of cash flows in the form prepared by management of Holdings as of the end of and for such Fiscal Month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year;

(d)concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the last day of the most recently ended period of four (4) Fiscal Quarters (provided that the Fixed Charge Coverage Ratio shall only be tested for compliance purposes during an FCCR Test Period), (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (v) that is accompanied by updated versions of the Exhibits to the Security Agreement; provided that, if there have been no changes to any such Exhibits since the previous updating thereof, it shall be indicated that there has been “no change” to the applicable Exhibit(s);

(e)[Intentionally Omitted];

(f)as soon as available but in any event no later than thirty (30) days after the commencement of each Fiscal Year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Holdings and its Subsidiaries for each Fiscal Quarter of such Fiscal Year (the “Projections”) in form reasonably satisfactory to the Administrative Agent (including the Fiscal Month end dates for such Fiscal Year);

(g)(i) as soon as available but in any event within twenty (20) days after the end of each calendar month following the Effective Date (or, from and after the date on which Availability is less than the greater of 12.5% of the Line Cap and 17,500,000 for three (3) consecutive Business Days (or an Event of Default has occurred and is continuing) and until such subsequent date, if any, on which Aggregate Availability is greater than the greater of 12.5% of the Line Cap and $17,500,000 for a period of thirty (30) consecutive calendar days (and no Event of Default then exists), by the Wednesday immediately following the end of each calendar week) and (ii) at such other times as may be necessary to re-determine Availability or as may be reasonably requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including, in respect of any Borrowing Base Certificate delivered for a period which is also the end of any Fiscal Quarter, a calculation of Average Availability for such Fiscal Quarter then ended and an indication of what the Applicable Rate is as a result of such Average Availability);

(h)as soon as available but in any event within twenty (20) days after the end of each calendar month following the Effective Date and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent:

(i)a detailed aging of the Loan Parties’ Accounts, including all invoices aged by invoice date and due date (with an explanation of the terms offered), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)a schedule detailing the Loan Parties’ Inventory, in form reasonably satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the

Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent in its Permitted Discretion to be appropriate, and (2) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Loan Parties and complaints and claims made against the Loan Parties);

(iii)a worksheet of calculations prepared by the Loan Parties to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv)a reconciliation of the Loan Parties’ Accounts and Inventory between (A) the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above and (B) the amounts and dates shown in the reports delivered pursuant to clauses (i) and (ii) above and the Borrowing Base Certificate delivered pursuant to clause (g) above as of such date; and

(v)a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;

(i)as soon as available but in any event within twenty (20) days after the end of each calendar month following the Effective Date and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent;

(j)within twenty (20) days of each March 31 and September 30 following the Effective Date, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer’s name, mailing address and phone number, delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent;

(k)promptly upon the Administrative Agent’s reasonable request:

(i)copies of invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;
(ii)copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party;

(iii)a schedule detailing the balance of all intercompany accounts of the Loan

Parties;

(i)a listing of Farm Products Sellers and amounts owed to each such Person;

(ii)the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal; and

(vi)copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

(l)within five (5) Business Days after receipt thereof, written notice of any material Farm Products Notice or any material notice from Farm Products Sellers;

(m)concurrently with the delivery of Holdings’ audited annual financial statements pursuant to Section 5.01(a) (or, if applicable, concurrently with the filing of its Annual Report on Form 10-K with the SEC for the most recently completed Fiscal Year), a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(n)(i) promptly after the same become publicly available (but in no event later than one (1) Business Day after filing any quarterly reports), notice that any periodic and other reports, proxy statements and other materials have been filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or copies of any materials otherwise distributed by any Loan Party to its shareholders generally, as the case may be and (ii) promptly after the sending thereof, a copy of each financial statement, report, notice or proxy statement sent by any Loan Party or any Subsidiary to the Term Loan Agent under the Term Loan Documents;

(o)promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority, except to the extent any such documents or information are subject to attorney-client privilege or attorney work-product privilege; provided, however, for the sake of clarity, it is the intent of the Loan Parties that the disclosure of such documents or information to the Administrative Agent or any Lender shall not, to the fullest extent permitted by law, be deemed to waive any attorney-client privilege, attorney work-product or other applicable legal privilege or immunity that could otherwise be asserted against any third parties that are not parties to this Agreement;

(p)promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(q)promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and

(r)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to clauses (a), (b) and (n) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that, the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower Representative shall be required to provide paper copies of the Compliance Certificates required by clause (d) of this Section 5.01 to the Administrative Agent.

SECTION 5.02 Notices of Material Events. The Loan Parties will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)within three (3) Business Days after any Authorized Officer of a Loan Party knows of the occurrence of a Default, the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof in which the amount involved (not covered by an unaffiliated insurance carrier that has not denied coverage) is greater than
$5,000,000 and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, which is not covered by insurance;

(d)within five (5) Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located having an aggregate value exceeding $1,000,000;

(e)all amendments to the Term Loan Agreement, together with a copy of each such amendment;

(f)within two (2) Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;

(g)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(h)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $1,000,000;

(i)within ten (10) days after receipt thereof, copies of any Form FDA-483 and all responses to Form FDA-483 observations; and

(j)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including, without limitation, food and beverage service, distribution, wholesale or retail) as it is on the Effective Date.

SECTION 5.04 Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except (a) where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or (b) with respect to Restricted Payments.

SECTION 5.05 Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted.

SECTION 5.06 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and without unreasonable disruption to the business of the Loan Parties, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, notwithstanding anything herein to the contrary, unless an Event of Default has occurred and is continuing, the Loan Parties shall not be required to reimburse the Administrative Agent for more than two (2) such visits and inspections per calendar year. In addition to the foregoing, the Administrative Agent may from time to time conduct at such Loan Party’s premises Field Exams of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records. The Loan Parties shall be responsible for the costs of expenses of one (1) Field Exam during any 12-month period; provided, however, that notwithstanding the foregoing limitation, at any time on or after the date on which Availability has been less than the greater of 12.5% of the Line Cap and $17,500,000 for three (3) consecutive Business Days, the Administrative Agent may carry out, at the Loan Parties’ expense, two (2) Field Exams during the following twelve (12) consecutive months. Additionally, there shall be no limitation on the number or frequency of Field Exams if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any Field Exams conducted while an Event of Default has occurred and is continuing. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07 Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used only to repay existing Indebtedness, pay transaction costs, fees and expenses associated with this Agreement and the Transactions, to pay for Capital Expenditures, Permitted Acquisitions and Restricted Payments permitted by Section 6.08 and to fund the working capital needs, and for general corporate purposes, of the Borrowers and their Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers will not request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit
(i)in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.09    [Intentionally Omitted].

SECTION 5.10 Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable third-party carriers having a financial strength rating of at least A- by
A.M. Best Company (a) insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, in each case, after giving effect to any self- insurance programs, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents; provided that Holdings, the Borrowers and their Subsidiaries may self-insure to the extent consistent with prudent business practice. The Borrowers will furnish to the Lenders, upon request of either Agent, information in reasonable detail as to the insurance so maintained.

SECTION 5.11 Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.12 Appraisals. At any time that the Administrative Agent requests, each Loan Party will provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by any applicable Requirement of Law. The Administrative Agent shall request one (1) Inventory appraisal during each 12-month period and the Administrative Agent may, in its Permitted Discretion, request one
(1) additional appraisal (for a total of two (2) such Inventory appraisals during each 12-month period) following the occurrence of the triggering event described in the proviso of the next sentence. The Loan Parties shall be responsible for the costs of expenses of one (1) Inventory appraisal during any 12-month period; provided, however, that notwithstanding the foregoing limitation, at any time on or after the date on which Availability has been less than the greater of 12.5% of the Line Cap and $17,500,000 for three
(3) consecutive Business Days, the Administrative Agent may request and carry out, at the Loan Parties’ expense, two (2) Inventory appraisals during the following twelve (12) consecutive months. Additionally, there shall be no limitation on the number or frequency of Inventory appraisals if an Event of Default has occurred and is continuing, and the Loan Parties shall be responsible for the costs and expenses of any such appraisals conducted while an Event of Default has occurred and is continuing.

SECTION 5.13 Depository Banks. The Loan Parties and their Subsidiaries will maintain the Administrative Agent or any Lender as their principal depository bank.

SECTION 5.14 Additional Collateral; Further Assurances. (a) Each Borrower and each Subsidiary that is a Loan Party will cause each of its Domestic Subsidiaries that is not a FSHCO formed or acquired after the Effective Date and any Excluded Subsidiary at such time that it no longer constitutes an Excluded Subsidiary to become a Loan Party by executing a Joinder Agreement within thirty (30) days (or such later date as may from time to time be approved by the Administrative Agent in its reasonable discretion, but in no event later than the date such Domestic Subsidiary becomes an issuer or guarantor under or in respect of the Term Loan Agreement) of such formation, acquisition or disqualification as an Excluded Subsidiary (to the extent such Domestic Subsidiary remains in existence as of such thirtieth day), such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including any real property owned by any Loan Party (other than Excluded Assets). Nothing in this Section 5.14 shall be construed as a consent to form or acquire any Subsidiary after the Effective Date that is not otherwise expressly permitted herein. Notwithstanding anything herein to the contrary, no Foreign Subsidiary of any Loan Party and no FSHCO shall be required to become a Loan Party.

(b)Without limiting the generality of the foregoing, each Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding non-voting Equity Interests and (ii) the Applicable Pledge Percentage of the issued and outstanding voting Equity Interests of each Pledge Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, no such pledge agreement in respect of the Equity Interests of a Foreign Subsidiary shall be required hereunder to the extent the Administrative Agent or its counsel determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(c)Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

(d)If any material assets are acquired by any Loan Party after the Effective Date (other than Excluded Assets or assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon the acquisition thereof), the Borrower Representative will take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)If, at any time after the Effective Date any Subsidiary of Holdings that is not a Loan Party shall become party to a guaranty of, or grant a Lien on any assets (other than Excluded Assets) to secure, the Term Loan Obligations, any Subordinated Indebtedness or any other Material Indebtedness of Holdings or a Domestic Subsidiary, the Borrower Representative shall promptly notify the Administrative Agent thereof and, within ten (10) days thereof (or such later date as may be agreed upon by the Administrative Agent) cause such Subsidiary to comply with Section 5.14(a) and (b) (but without giving effect to the 30- day grace periods provided therein).

(f)Notwithstanding anything to the contrary in this Agreement or any other Loan Document,
(x) the Administrative Agent may grant extensions of time for, or waive the requirements to obtain, the creation or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that the cost, burden or consequence (including adverse Tax consequences) thereof is excessive in relation to the practical benefit afforded to the Secured Parties thereby; and (y) Liens required to be granted from time to time pursuant to the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdictions, as otherwise agreed between the Administrative Agent and the Borrowers.

(g)Within thirty (30) days following the Effective Date (or such later date as the Administrative Agent agrees to in its sole discretion), the Loan Parties shall deliver to the Administrative Agent certificates of insurance listing the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Loan Parties, together with long-form lender loss payable endorsements, as appropriate and (y) additional insured with respect to the liability insurance of the Loan Parties, together with additional insured endorsements. Notwithstanding anything to the contrary herein or in any Loan Documents, such certificates of insurance and endorsements shall not be required to be delivered until the date that is thirty (30) days following the Effective Date (or such later date as the Administrative Agent agrees to in its sole discretion).

SECTION 5.15    Farm Products. Each Loan Party shall:

(a)Pay, on or prior to the date required for payment with respect thereto, the amount of any outstanding invoices for the purchase of Farm Products unless (i) such Loan Party has obtained from the applicable Farm Products Seller a waiver of its rights under the applicable Farm Products Law, in form and substance reasonably acceptable to the Administrative Agent, (ii) such Loan Party is contesting, after providing written notice thereof to the Administrative Agent, the amount or payment of such invoice in good faith by appropriate proceedings or (iii) the amount of such invoice, together with the unpaid amount of all other invoices from Farm Products Sellers, is less than $1,500,000; provided, however, that in the event that any such invoice requires payment upon delivery, payment shall be made on such date of delivery.

(b)Take all other commercially reasonable actions as may be reasonably required, if any, to ensure that any Farm Product (in any form) is purchased free and clear of any Lien, trust or other claim in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller, including, without limitation, registration with all states which have established central filing systems as contemplated under the Food Security Act.

(c)Provide to the Administrative Agent, within five (5) Business Days of receipt by any Loan Party, a copy of (i) any Farm Products Notice or amendment to a previous Farm Products Notice, including, without limitation, any notice from any Farm Products Seller of the intention of such Farm Products Seller to preserve the benefits of any trust applicable to any assets of such Loan Party established in favor of such Farm Products Seller or other Person under the provisions of the applicable Farm Products Laws, and (ii) any master lists of effective financing statements delivered to any Loan Party or any Subsidiary pursuant to the Food Security Act unless (1) such Person has obtained from the applicable Farm Products Seller a waiver of its rights under the applicable Farm Products Laws, in form and substance reasonably satisfactory to the Administrative Agent, or (2) the amount of such invoice, together with the unpaid amount of all other invoices from Farm Products Sellers, is less than $1,500,000.

(d)Pay, in the event that any Loan Party receives a Farm Products Notice, the related invoice within five (5) Business Days of receipt of such Farm Products Notice; provided, however, that such invoice may remain unpaid if, and only so long as:

(i)such Person has obtained from the applicable Farm Products Seller a waiver of its rights under the applicable Farm Products Laws, in form and substance reasonably satisfactory to the Administrative Agent;

(ii)the amount of such invoice, together with the unpaid amount of all other invoices from Farm Products Sellers, is less than $1,500,000; or

(iii)(1) such Loan Party is contesting, after providing written notice thereof to the Administrative Agent, the amount or payment of such invoice in good faith by appropriate proceedings, (2) adequate reserves with respect to such contest are maintained on the books of such Loan Party, in accordance with GAAP, (3) the ability of the vendor to pursue any claims or enforce any Liens or trusts provided under the applicable Farm Products Laws, as applicable, has been stayed or otherwise legally prohibited during the pendency of such action, (4) such Loan Party shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Administrative Agent evidence reasonably acceptable to the Administrative Agent of such payment, if such contest is terminated or discontinued adversely to such Loan Party, and (5) nonpayment thereof could not reasonably be expected to have a Material Adverse Effect.

Each Loan Party shall at all times otherwise comply with all existing and future Farm Products Notices during their periods of effectiveness under the applicable Farm Products Laws, as applicable, including, without limitation, directions to make payments to the applicable Farm Products Seller by issuing payment instruments directly to a secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Farm Products Notice.

ARTICLE VI. NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full (other than contingent indemnification obligations for which no claim has been made), and all Letters of Credit have expired, been terminated, cash collateralized or back-stopped, in any case, in a manner acceptable to Administrative Agent and Issuing Bank in their sole discretion, and all LC Disbursements have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

SECTION 6.01    Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)(i) the Secured Obligations and (ii) the Term Loan Obligations subject to the Intercreditor Agreement;

(b)Indebtedness existing on the Third Amendment Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c)Indebtedness of any Loan Party owing to any Subsidiary and of any Subsidiary owing to any Loan Party; provided that, (i) if such Indebtedness is owing by any Subsidiary to any Loan Party, such Indebtedness shall be evidenced by promissory notes or other instruments and such promissory notes or other instruments shall be pledged to the Administrative Agent, for the benefit of the Secured Parties, and have subordination terms satisfactory to the Administrative Agent and (ii) Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(d)Guarantees by any Loan Party (other than Holdings) of Indebtedness of any other Loan Party (other than Holdings); provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, and (ii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as, and to the extent that, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not at any time outstanding exceed $10,000,000;

(f)Indebtedness which represents an extension, refinancing or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (b), (e) and (j) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that (i) such Refinancing Indebtedness does not increase the principal amount or interest rate of the Refinanced Indebtedness, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness, (iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, (v) the maturity date of such Refinancing Indebtedness is no earlier than the maturity date of such Refinanced Indebtedness, (vi) the terms of such Refinancing Indebtedness are not less favorable to the obligor thereunder than the original terms of such Refinanced Indebtedness and (vii) if such Refinanced Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Refinanced Indebtedness;

(g)Indebtedness (i) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, and (ii) consisting of the financing of insurance premiums, in each case, incurred in the ordinary course of business;

(h)Indebtedness of any Borrower or any Subsidiary in respect of performance bonds, bid bonds, statutory bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)Indebtedness of any Borrower or any Subsidiary in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, so long as such Indebtedness is incurred in the ordinary course of business and is not outstanding for more than three (3) Business Days;

(j)(i) unsecured Subordinated Indebtedness under any Permitted Convertible Seller Notes in an aggregate principal amount not to exceed $36,750,000 at any time outstanding and (ii) other unsecured or Subordinated Indebtedness of the Borrowers or Holdings in an aggregate principal amount not exceeding at any time outstanding the sum of (A) $30,000,000 plus (B) an unlimited amount so long as, in the case of this clause (B), (x) the Total Leverage Ratio, after giving effect (including pro forma effect) to the incurrence of such Indebtedness (and any application of the proceeds of any such Indebtedness) shall not exceed 5.10:1.00 at the time of such incurrence and (y) such Indebtedness shall satisfy each of the following requirements: (1) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (2) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to the date that is 91 days after the Maturity Date (it being understood that neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor
(y)any early conversion of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (3) such Indebtedness is not guaranteed by any Subsidiary of Holdings other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (4) to the extent any such Indebtedness constitutes Subordinated Indebtedness, such Indebtedness shall be subject to the terms of a customary subordination agreement (and, if such Indebtedness is secured, an intercreditor agreement) in form and substance reasonably acceptable to the Administrative Agent, (5) to the extent any such Subordinated Indebtedness is secured by the Collateral, the Liens securing such Subordinated Indebtedness shall rank junior to the Liens securing the Secured Obligations and (6) the covenants applicable to such Indebtedness (excluding covenants applicable only to periods after the Maturity Date) are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement, as determined in good faith by the board of directors of Holdings; provided further that, for the avoidance of doubt, the amount available to the Borrowers or Holdings pursuant to clause (A) above shall be available at all times and shall not be subject to the ratio test described in clause (B) above and the Borrowers or Holdings may incur such Indebtedness under either clause (A) or (B) above in such order as they may elect in their sole discretion;

(k)Guarantees entered into in the ordinary course of business of a Loan Party and not in respect of Indebtedness for borrowed money;

(l)[Intentionally Omitted];

(m)Indebtedness representing deferred compensation to employees, directors or consultants incurred in the ordinary course of business;

(n)unsecured Indebtedness or Subordinated Indebtedness, in each case, under Permitted Convertible Notes (other than Permitted Convertible Seller Notes) in an aggregate principal amount not exceeding $150,000,000 at any time outstanding;

(o)Indebtedness incurred to finance Permitted Acquisitions after the Effective Date to the extent such Indebtedness is incurred on reliance on Section 6.01(n) of the Term Loan Agreement (as in effect on the Effective Date) and at the time of such incurrence, is permitted to be incurred in reliance on such basket; provided that (i) no Event of Default exists (or would result therefrom), (ii) if such Indebtedness is borrowed or issued by any Loan Party, it shall not be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, (iii) such Indebtedness shall not have a maturity date earlier than the date that is 91 days after the Maturity Date, (iv) such Indebtedness shall rank pari passu in right of payment with the Secured Obligations, (v) in the case of such Indebtedness of the Loan Parties that is secured on a pari passu basis with or junior basis to the Secured Obligations, such Indebtedness shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent; provided, further, that in the case of any such Indebtedness of the Loan Parties that is secured on a junior basis to the Secured Obligations, (i) such Indebtedness shall not have a maturity date prior to the date that is 91 days after the Maturity Date and (ii) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party and shall not be secured by any assets other than the Collateral unless, in each case, such Indebtedness was incurred in order to finance the acquisition of (x) a target that becomes a Subsidiary but not a Loan Party hereunder (in which case such target may guarantee such Indebtedness but not the Secured Obligations) or (y) assets that are “Excluded Assets” (in which case such assets may secure such Indebtedness but not the Secured Obligations); provided, further, that if such Indebtedness is unsecured, such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (x) payments as part of an “applicable high yield discount obligation” catch up payment, (y) customary offers to repurchase in connection with any change of control, asset disposition or casualty event and (z) customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Maturity Date;

(p)Indebtedness of any Person that becomes a Subsidiary, or is merged into or consolidated with a Subsidiary or Indebtedness assumed in connection with a Permitted Acquisition after the Effective Date, but only to the extent that (A) such Indebtedness existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired, (B) such Indebtedness was not incurred in contemplation thereof and (C)(i) no Event of Default exists or would result from the consummation of such acquisition and (ii) (x) the Total Leverage Ratio would not exceed 4.92:1.00 calculated on a pro forma basis (as if such acquisition and related incurrence of Indebtedness had occurred on the first day of the relevant period and being deemed to be amortized over the applicable testing period in accordance with its terms) as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and (y) with respect to any Permitted Acquisition for which the Acquisition Consideration is at least $25,000,000, the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting forth reasonably detailed calculations demonstrating the satisfaction of the condition appearing in clause (x) above;

(q)other Indebtedness in an aggregate principal amount not exceeding $20,000,000 at any time outstanding; and

(r)to the extent constituting Indebtedness, Indebtedness of any Loan Party or any Subsidiary in respect of any Swap Agreements permitted under Section 6.07.

SECTION 6.02    Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)(i) Liens created pursuant to any Loan Document and (ii) Liens securing Indebtedness under Section 6.01(a)(ii) created pursuant to any Term Loan Document; provided that, in the case of this clause (ii), (x) such Liens are subject to an Intercreditor Agreement providing that, other than with respect to the Term Loan Priority Collateral, such Liens are subordinated to the Liens securing the Secured Obligations in accordance with the terms of such Intercreditor Agreement and (y) any grantor of such Liens is a Loan Party;

(b)Permitted Encumbrances;

(c)any Lien on any property or asset of any Borrower or any Subsidiary existing on the Third Amendment Effective Date and set forth in Schedule 6.02 (including any extensions of any such Liens to the extent the Indebtedness is extended in accordance with Section 6.01); provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Third Amendment Effective Date;

(d)Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(e),
(ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the Effective Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) the obligation secured by such Lien is permitted by Section 6.01 and such Lien shall secure only those obligations which it secures on the date of such acquisition (including any extensions or modifications of any such obligations permitted by Section 6.01) or the date such Person becomes a Loan Party, as the case may be;

(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(g)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h)Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(i)precautionary UCC financing statements filed in connection with operating leases or consignments;

(j)non-exclusive licenses and sublicenses of intellectual property or leases or subleases of real property, in each case, granted to third parties in the ordinary course of business not interfering with or adversely affecting the business of the Loan Parties or their Subsidiaries;

(k)Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment or Permitted Acquisition;

(l)Liens in favor of customs and revenue authorities which secure payments of customs duties in connection with the importation of goods;

(m)Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(n)Liens on property with an aggregate value not exceeding $5,000,000 that is subject to conditional sale, title retention, consignment or similar arrangements;

(o)[Intentionally omitted];

(p)other Liens securing obligations in an aggregate principal amount at any time outstanding not to exceed $5,000,000; provided that, in each case, if such Liens secure Indebtedness for borrowed money that are to be secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Secured Obligations, the agent or other representative for the lenders or holders of any Indebtedness secured under this clause shall have become a party to the Intercreditor Agreement and/or another intercreditor agreement reasonably acceptable to the Administrative Agent;

(q)Liens representing any interest of a sublessee arising by virtue of being granted a sublease permitted by Section 6.05(h);

(r)Liens securing Indebtedness permitted by Section 6.01(o) or any Indebtedness incurred in connection with a permitted refinancing thereof, in each case so long as such Liens do not have priority to the corresponding Liens that secure the Secured Obligations; and

(s)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) above, and (2) Inventory, other than those permitted under clauses
(a)and (b) of the definition of Permitted Encumbrances and clauses (a), (i), (l) and (n) above.

SECTION 6.03 Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred or be continuing (i) any Loan Party (other than Holdings) or Subsidiary thereof may merge into or consolidate with a Loan Party (other than Holdings) (so long as, in the case of a merger or consolidation involving a Loan Party, a Loan Party shall be the surviving entity of such merger or consolidation); (ii) any Loan Party (other than Holdings or any Borrower) or Subsidiary of the Borrowers may liquidate or dissolve into a Loan Party; (iii) any Subsidiary of a Loan Party may merge into or consolidate with a Person that is not a Loan Party (so long as in the case of a merger or consolidation involving a Loan Party, a Loan Party shall be the surviving entity of such merger or consolidation); and (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party which owns such Subsidiary determines in good faith that such liquidation or dissolution is in the best interest of the Loan Party and is not materially disadvantageous to the Lenders; provided, that (x) any such merger or consolidation hereunder involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by Section 6.04, (y) any such merger or consolidation hereunder involving a Borrower in respect of which such Borrower is not the surviving entity shall not be permitted unless (1) the surviving entity is another Borrower or (2) the surviving entity shall have (A) executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each other Loan Document to which any Borrower not surviving such transaction was a party and (B) caused to be delivered to the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (z) immediately after giving effect to any such merger, consolidation or other transaction hereunder, at least one (1) Borrower shall continue to remain in existence.

(b)No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Effective Date and businesses reasonably related thereto and logical extensions thereof.

(c)The Loan Parties will not change the method of determining the Fiscal Year of Holdings and its Subsidiaries, unless Borrower Representative shall have given Administrative Agent at least 180 days’ prior notice thereof and the parties hereto shall have made appropriate changes to this Agreement (it being acknowledged and agreed that the date of the Fiscal Year end may change by up to ten (10) days from year to year).

(d)Holdings shall not engage in any business activities or own any property other than (i) ownership of the Equity Interests of the Borrowers, (ii) activities and contractual rights incidental to maintenance of its corporate or organizational existence and status as a public company, (iii) undertaking any activities, exercising any of its contractual rights and performing any of its contractual obligations in connection with the incurrence by Holdings of Indebtedness that is permitted under this Agreement, and
(x)activities relating to the performance of its obligations under the Loan Documents and Term Loan Documents to which it is a party.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will form any subsidiary after the Effective Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of indebtedness or Equity Interest of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), or permit any Subsidiary to do any of the foregoing, except:

(a)Permitted Investments, subject, to the extent required by the Security Agreement, to control agreements in favor of the Administrative Agent or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties (subject to any grace periods in the Security Agreement for delivering such control agreements or otherwise perfecting such security interest);

(b)investments in existence on the Third Amendment Effective Date and described in Schedule 6.04;

(c)investments by Holdings in the Borrowers and investments by the Borrowers and the Subsidiaries in Equity Interests in their respective Subsidiaries that are Loan Parties; provided that any such Equity Interests shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);

(d)loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to any Loan Party; provided that, not more than an aggregate principal amount of $6,000,000 in loans and advances may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties;

(e)Guarantees constituting Indebtedness permitted by Section 6.01;

(f)loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $2,500,000 in the aggregate at any one time outstanding;

(g)subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(h)investments in the form of Swap Agreements permitted by Section 6.07;

(i)investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries, in either case, in accordance with the terms hereof (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(j)investments received in connection with the dispositions of assets permitted by Section 6.05;

(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(l)Permitted Acquisitions;

(m)Indebtedness permitted pursuant to Section 6.01 or any Restricted Payment permitted pursuant to Section 6.08, in each case, to the extent such Indebtedness or Restricted Payment constitutes an investment;

(n)any investments received in compromise or resolution of (x) obligations of trade creditors or customers incurred in the ordinary course of business of the Borrowers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (y) litigation, arbitration or other disputes with persons who are not Affiliates; provided, that any such investments shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);

(o)receivables owing to the Borrowers or any of their respective Subsidiaries created in the ordinary course of business and payable or in accordance with customary trade terms;

(p)to the extent the same constitute investments, inventory of non-Loan Parties held by the Borrowers for sale subject to consignment or similar arrangements;

(q)investments in wholly-owned Domestic Subsidiaries that become Loan Parties in accordance with Section 5.14;

(r)(i) any investment in fixed income or other assets by any Subsidiary that is a so-called “captive” insurance company (each, an “Insurance Subsidiary”) in connection with its provision of insurance to Holdings, the Borrowers or any of their Subsidiaries, which investment is made in the ordinary course of business or consistent with industry practice of such Insurance Subsidiary or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Insurance Subsidiary or its business, as applicable (including, without limitation, any such investments held by a trust established by such Insurance Subsidiary as grantor pursuant to applicable insurance regulations), (ii) to the extent the same constitutes investments, insurance arrangements provided by any Insurance Subsidiary (including any trust established by any such Insurance Subsidiary as grantor pursuant to applicable insurance regulations) to Holdings or any of its Subsidiaries and (iii) investments by any Insurance Subsidiary in any trust established by such Insurance Subsidiary as grantor pursuant to applicable insurance regulations;

(s)investments in Insurance Subsidiaries; provided that, the aggregate amount of all such investments made pursuant to this clause (s) shall not exceed $11,750,000 (as valued at cost at the time each such investment is made);

(t)any other investments (other than Permitted Acquisitions); provided that, both immediately before and immediately after giving pro forma effect to any such investment pursuant to this clause (t), no Event of Default shall have occurred and be continuing and (x) solely in the case of an investment in an Insurance Subsidiary, Availability is greater than the greater of 10% of the Line Cap and $14,000,000 or
(y)in the case of any other investment, the Payment Condition shall be satisfied with respect to such Investment; and

(u) any other investments; provided that, the aggregate amount of all such investments made pursuant to this clause (u) shall not exceed $20,000,000 (as valued at cost at the time each such investment is made).

SECTION 6.05 Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset (including any sale, transfer, lease or other disposition effected pursuant to a division), including any Equity Interest owned by it or income or revenues (including accounts receivable) or rights in respect of any thereof, nor will any Borrower or any Subsidiary issue any additional Equity Interest (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)sales, transfers and dispositions of (i) inventory in the ordinary course of business (including inventory held for sale pursuant to Section 6.04(p)), (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, (iii) securities of trade creditors or customers received pursuant to any dispute settlement, plan of reorganization or similar arrangement following the bankruptcy or insolvency of such trade creditor or customer and (iv) intellectual property that is no longer material to the conduct of the business of the Loan Parties;

(b)sales, transfers and dispositions of assets to any Borrower or any other Loan Party;

(c)sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(d)sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;

(e)Sale and Leaseback Transactions permitted by Section 6.06;

(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g)licenses and sublicenses of intellectual property granted in the ordinary course of business;

(h)subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings and its Subsidiaries taken as a whole; and

(i)other sales, transfers and dispositions of assets; provided that, both immediately before and immediately after giving pro forma effect to such sales, transfers or dispositions, no Event of Default shall have occurred and be continuing and the Payment Condition shall be satisfied;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above and abandonment of intellectual property no longer material to the business of the Loan Parties) shall be made for fair value and for all cash consideration.

SECTION 6.06 Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by the Borrowers or any Subsidiary that is approved by the Required Lenders, made for cash consideration in an amount not less than the fair value of such fixed or capital asset and consummated within ninety (90) days after the Borrowers or such Subsidiary acquire or complete the construction of such fixed or capital asset.

SECTION 6.07 Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary and (c) Permitted Call Spread Swap Agreements.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, (x) any Loan Party may make a Permitted Holdings Dividend and (y) so long as no Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect thereto on a pro forma basis), (i) each of Holdings and the Borrowers may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends to the Borrowers, (iii) the Loan Parties and their Subsidiaries may make Restricted Payments payable solely in the form of their Equity Interests pursuant to and in accordance with employment agreements, bonus plans, stock option plans, or other benefit plans for existing, new and former management, directors, employees and consultants of the Loan Parties and their Subsidiaries, (iv) Holdings and its Subsidiaries may make any other Restricted Payment so long as the aggregate amount of all such Restricted Payments made in reliance on this clause (iv) during the term of this Agreement shall not exceed
$5,000,000, (v) Holdings and its Subsidiaries may make any other Restricted Payment so long as both immediately before and after giving pro forma effect to such Restricted Payment, the Payment Condition shall be satisfied with respect to such Restricted Payment and (vi) Holdings may enter into, exercise its rights and perform its obligations under, Permitted Call Spread Swap Agreements.

(b)No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i)payment of Indebtedness created under the Loan Documents;

(ii)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under this Agreement, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)payment of intercompany Indebtedness incurred in accordance with Section 6.01;

(iv)refinancings of Indebtedness to the extent permitted by Section 6.01;

(v)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale are sufficient to repay such Indebtedness in full;

(vi)mandatory prepayments of Indebtedness under the Term Loan Agreement to the extent not prohibited by the Intercreditor Agreement;

(vii)issuance of Equity Interests, or making cash payments (other than in connection with Permitted Convertible Seller Notes), in connection with or as part of the conversion, redemption, retirement, prepayment or cancellation of any Permitted Convertible Notes;

(viii)payment of regularly scheduled interest payments in respect of Permitted Convertible Seller Notes permitted pursuant to clause (i) of Section 6.01(j) hereof, so long as no Default or Event of Default has occurred and is continuing or would be caused by such payment; and

(ix)any other payments, so long as (i) no Default or Event of Default has occurred and is continuing or would be caused by such payment and (ii) the Loan Parties shall have satisfied the Payment Condition with respect to such payment;

provided, however, that no such payment or distribution shall be made in respect of the Term Loan Obligations in violation of the Intercreditor Agreement or in respect of any Subordinated Indebtedness in violation of the subordination provisions applicable thereto.

(c)No Loan Party will, nor will it permit any Subsidiary to, make, directly or indirectly, any Specified Earn-Out Payment, unless no Default or Event of Default has occurred and is continuing or would be caused by such Specified Earn-Out Payment.

SECTION 6.09 Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s- length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) (i) transactions involving Insurance Subsidiaries and/or trusts established by Insurance Subsidiaries, including, without limitation, investments in Insurance Subsidiaries and/or trusts established by Insurance Subsidiaries, that are not prohibited by the terms of this Agreement and the other Loan Documents and (ii) other transactions that are expressly permitted by the terms of this Agreement and the other Loan Documents, (d) transactions set forth on Schedule 3.22; provided that any renewal or extension of the leases set forth on such schedule shall be, in the Borrower Representative’s reasonable discretion, on terms no less favorable to the Loan Parties than could be obtained on an arm’s-length basis from unrelated parties and (e) the Master Operating Sublease, dated on April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time.

SECTION 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any other Loan Party or Subsidiary or to Guarantee Indebtedness of any other Loan Party or Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document or any Term Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Third Amendment Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness as permitted by this Agreement, (v) clause (a) of the foregoing shall not apply to Excluded Assets and customary provisions in leases or licenses restricting the assignment thereof or the grant of a security interest therein, in each case, to the extent such provisions are required by the parties thereto and not bargained for by any Loan Party or Subsidiary, and (vi) the foregoing shall not apply to restrictions and conditions contained in agreements relating to Permitted Convertible Notes (excluding Permitted Convertible Seller Notes).

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or any Term Loan Obligation, in each case, except as not prohibited by the intercreditor agreement between the Administrative Agent and the holders of such Indebtedness or (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, in each case, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

SECTION 6.12 Fixed Charge Coverage Ratio. During any FCCR Test Period, the Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any period of four fiscal quarters ending during such FCCR Test Period, to be less than 1.00 to 1.00.

ARTICLE VII. EVENTS OF DEFAULT
If any of the following events (collectively, “Events of Default,” and, each, an “Event of Default”) shall occur:

(a)the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)(i) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in (x) Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08, 5.14 or 5.15 or in Article VI or (y) Article VII of the Security Agreement (during the continuation of a Cash Dominion Period but otherwise subject to a three (3) day grace period, to the extent that such failure is capable of being cured) or (ii) the Borrower Representative fails to deliver a Borrowing Base Certificate and, in the case of this clause (ii), such failure shall continue for a period of five (5) Business Days (when required to be delivered monthly) or three (3) Business Days (when required to be delivered weekly);

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) five (5) days after the earlier of (x) an Authorized Officer of any Loan Party obtaining actual knowledge of such failure and (y) notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender), if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(a) and 5.01(b)), 5.02 (other than Section 5.02(a)), 5.04, 5.06 (relating to Field Exams), 5.10 or 5.11 of this Agreement, (ii) ten (10) days after the earlier of (x) an Authorized Officer of any Loan Party obtaining actual knowledge of such failure and (y) notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender), if such breach relates to terms or provisions of Section 5.01(a) or 5.01(b) of this Agreement or (iii) thirty (30) days after the earlier of (x) an Authorized Officer of any Loan Party obtaining actual knowledge of such failure and (y) notice thereof from the Administrative Agent to the Borrower Representative (which notice will be given at the request of any Lender), if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document;

(f)any Loan Party or any Subsidiary shall fail to make any payment (whether of principal, or interest, fees or any other amount and regardless of amount) in respect of the Term Loan Obligations or any other Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);

(g)after giving effect to any applicable grace periods with respect thereto, any event or condition occurs that results in the Term Loan Obligations or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of the Term Loan Obligations or any Material Indebtedness or any trustee or agent on its or their behalf to cause any of the Term Loan Obligations or any Material Indebtedness, as applicable, to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms hereof so long as the proceeds of such sale are sufficient to repay such Indebtedness in full, (ii) mandatory prepayments of the Term Loan Obligations required by the Term Loan Agreement, but subject to terms of the Intercreditor Agreement, (iii) any redemption, repurchase, conversion or settlement with respect to any Permitted Convertible Notes pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or
(iv) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement;

(h)(A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (B) the occurrence of the event described in clause (h) of Article VII of the Term Loan Agreement (as in effect on the date hereof);

(i)(A) any Loan Party or any Subsidiary of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or (B) the occurrence of the event described in clause (i) of Article VII of the Term Loan Agreement (as in effect on the date hereof);

(j)any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability, or publicly declare its intention not to, or fail generally to pay its debts as they become due;

(k)(i) one or more judgments for the payment of money in an aggregate amount in excess of
$10,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or
(ii) any Loan Party or Subsidiary shall fail within forty-five (45) days to discharge one or more non- monetary judgments or orders which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; provided, however, that no Event of Default shall occur under this clause (k) if and for so long as (i) the full amount of such judgment, order or award is covered by a valid and binding policy of insurance and (ii) such insurer has been notified of such judgment, and the amount thereof, and has not disputed or contested the claim made for payment of the full amount of such judgment, order or award under such policy;

(l)an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(m)a Change in Control shall occur;

(n)the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(o)except as permitted by the terms of any Collateral Document, the Intercreditor Agreement or this Agreement, (i) any Collateral Document shall for any reason fail to create or keep created a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) other than as a result of the failure of the Administrative Agent to take any action within its control to maintain perfection of the Liens created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents (excluding any action based on facts or circumstances for which the Administrative Agent has not been notified in accordance with the provisions of the Loan Documents), any Lien securing any material portion of the Secured Obligations shall cease to be a perfected Lien having the priority required by the Loan Documents;

(p)except as permitted by the terms of any Collateral Document, any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(q)any Loan Party shall fail to be in substantial compliance with all current applicable statutes, rules, regulations, guides, policies, orders or directives administered or issued by the FDA or a recall notice, in each case, to the extent such failure would reasonably be expected to have a Material Adverse Effect; or

(r)(i) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or (ii) any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;

then, and in every such event (other than an event with respect to the Loan Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Loan Parties described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, in accordance with and subject to the terms of the Intercreditor Agreement, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII.

THE ADMINISTRATIVE AGENT

SECTION 8.01 Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.02 Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

SECTION 8.03 Duties and Obligations. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a

Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

SECTION 8.06 Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty
(30) days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice,
(a)the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the

Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

SECTION 8.07    Non-Reliance.

(a)Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any Field Exam will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts

(including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.08 Other Agency Titles. The Co-Syndication Agents and the Lead Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agent or Lead Arranger as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09 Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties.

(a)The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

SECTION 8.10 Flood Laws. BMO has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). BMO, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, BMO reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

SECTION 8.11    ERISA Related Provisions.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and
(D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12 Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time the Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, the Issuing Bank, the Swingline Lender or any other Secured Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender, the Issuing Bank, the Swingline Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender, the Issuing Bank, the Swingline Lender and each other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the Issuing Bank or the Swingline Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX. MISCELLANEOUS
SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject, in each case, to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:
(i)if to any Loan Party, to the Borrower Representative at: The Chefs’ Warehouse, Inc.
100 East Ridge Road Ridgefield, CT 06877 Attention: Alexandros Aldous
Telephone: (203) 894-1345, Ext. 10211
Facsimile: (203) 894-9108
E-mail: IR@chefswarehouse.com

With a copy (in the case of an actual or potential Default, Event of Default, noncompliance with this Agreement or any other similar matter but shall not, in any event, constitute notice under this Agreement or any other Loan Document) to:

Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Gus Atiyah Telephone: (212) 848-5227
Facsimile: (646) 848-5227
E-mail: Gus.Atiyah@Shearman.com

(ii)if to the Administrative Agent, BMO in its capacity as an Issuing Bank or the Swingline Lender, to BMO Harris Bank N.A. at:

BMO Harris Bank N.A. 111 West Monroe
Chicago, Illinois 60603
Attention: Account Executive – The Chefs’ Warehouse, Inc.

Facsimile No.: (312) 293-8532

(iii)if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)Electronic Systems.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase), and subject to Section 2.14(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender),
(ii)reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (it being agreed that the waiver of the default interest margin referred to in Section 2.13(d) shall only require the consent of Required Lenders), or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than a Defaulting Lender), (v) change the definition of “Borrowing Base” (or any defined terms used therein) in a manner that makes more credit available, increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, in each case, without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (other than a Defaulting Lender) directly affected thereby, (vii) release all or substantially all of the Loan Guarantors from their obligations under the Loan Guaranty (except as otherwise permitted herein) without the written consent of each Lender (other than a Defaulting Lender), or (viii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders. The Administrative Agent may not enter into any amendments, waivers or modifications of the Intercreditor Agreement without the written consent of the Required Lenders.

(d)The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary,
(iii)constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence and the last sentence of this Section 9.02(d), the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $2,000,000 during any calendar year without the prior written authorization of the Required Lenders (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrower Representative as to the value of any Collateral to be so released, without further inquiry). Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. If the Administrative Agent releases any Collateral in accordance with the foregoing, Administrative Agent agrees, at Borrowers’ sole expense, to prepare and deliver such documents as Borrower Representative may reasonably request to evidence such release. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(e)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption (or such other documentation reasonably acceptable to the Borrowers and the Administrative Agent) and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04 (provided that so long as the other requirements of this Section 9.02(e) are satisfied, the failure of any Non-Consenting Lender to execute an Assignment and Assumption (or such other documentation reasonably acceptable to the Borrowers and the Administrative Agent) shall not render such Assignment and Assumption invalid and the assignment effected thereby shall be in full force and effect and shall be recorded in the Register) and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and one additional counsel in each applicable jurisdiction for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable documented out-of- pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of- pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of (x) one primary counsel and one additional counsel in each applicable jurisdiction for the Administrative Agent, (y) one additional counsel for all Lenders (other than the Administrative Agent) and (z) additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)appraisals and insurance reviews;

(ii)Field Exams and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each Field Exam;

(iii)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)Taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Lead Arrangers, the Co-Syndication Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the negotiation, preparation, execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries,
(iv)the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or the Swingline Lender (or any Related Party of any of the foregoing) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender (or any Related Party of any of

the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrowers’ failure to pay any such amount shall not relieve the Borrowers of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts due under this Section shall be payable not later than fifteen (15) days after the Borrower Representative’s receipt of written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Notwithstanding anything herein to the contrary, the parties hereto hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to any Loan Party, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly- owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)the Borrower Representative; provided that (x) the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, (y) it shall not be unreasonable for the Borrower Representative to withhold its consent for assignments to any Person that is directly engaged in the primary business of distributing food products to business establishments, such as restaurants, country clubs, hotels, caterers, culinary schools and specialty food stores and (z) no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent;

(C)the Issuing Bank; and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment or a Class of Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption (unless otherwise provided in Section 9.02(e) with respect to the replacement of a Non-Consenting Lender) or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all the syndicate-level information (which may contain material non- public information about Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or
(c)an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrowers, any of their Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or Section 2.06(e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) (if any) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations 1.163-5(b) (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York.

(b)Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District for New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating Holdings or any of its Subsidiaries or the credit facility provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) with the consent of the Borrower Representative or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES, AND THEIR AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT LOAN PARTIES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14 USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.15 Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i)
(A)the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) the Loan Parties are capable of evaluating, and each understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Loan Parties or any of their Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Loan Parties or their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.19 Marketing Consent. The Borrowers hereby authorize BMO and its affiliates (collectively, the “BMO Parties”), at their respective sole expense, but without any prior approval by any Borrower, to include the Borrowers’ names and logos in advertising slicks posted on their internet sites, in pitchbooks or sent in mailings to prospective customers and to give such other publicity to this Agreement as each may from time to time determine in its sole discretion. Notwithstanding the foregoing, BMO Parties shall not publish the Borrowers’ names in a newspaper or magazine without obtaining the Borrowers’ prior written approval. The foregoing authorization shall remain in effect unless and until the Borrower Representative notifies BMO in writing that such authorization is revoked.

SECTION 9.20 Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby acknowledges that BMO is acting under the Intercreditor Agreement as the ABL Representative. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to become party to the Intercreditor Agreement on behalf of such Lender as an “ABL Representative” (as defined in the Intercreditor Agreement) and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) and each Loan Party hereby acknowledges and agrees that this agreement shall be a “Replacement ABL Agreement” for the purposes of (and as defined in) the Intercreditor Agreement.

SECTION 9.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.22 Acknowledgement Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X. LOAN GUARANTY
SECTION 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided, however, that the definition of “Guaranteed Obligations” shall not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations;
(iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any

Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08 Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five (5) days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 shall be deemed to constitute a waiver of, or eliminate, limit, reduce or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that shall exist under clause (o) of Article VII hereof as a result of any such notice of termination.

SECTION 10.09 Taxes. Any obligation of any Borrower under Section 2.17 to pay any additional amounts to, or indemnify, the Administrative Agent, any Lender, or any Issuing Bank for any taxes that are required to be withheld or deducted from payments made to the Administrative Agent, any Lender, or any Issuing Bank or to pay for, or indemnify the Administrative Agent, any Lender, or any Issuing Bank for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication) to each Loan Guarantor with respect to the Guaranteed Obligations and payments thereunder.

SECTION 10.10 Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

SECTION 10.11 Contribution .

(a)To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are fully collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, and this Agreement, the Swap Agreement Obligations and the Banking Services Obligations have terminated, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry (or, in the case of all Letters of Credit, full cash collateralization), on terms reasonably acceptable to the Administrative Agent and the Issuing Bank, of the Commitments and all Letters of Credit issued hereunder and the termination of this Agreement, the Swap Agreement Obligations and the Banking Services Obligations.

SECTION 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the

Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section
10.13 shall remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE XI.

THE BORROWER REPRESENTATIVE

SECTION 11.01 Appointment; Nature of Relationship. Holdings is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount shall not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

[Signature Pages Omitted]

COMMITMENT SCHEDULE

Lender	Commitment
BMO HARRIS BANK N.A.	$80,000,000
JPMorgan Chase Bank, N.A.	$70,000,000
Bank of America, N.A.	$50,000,000
Total	$200,000,000